UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AB INTERNATIONAL GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	6794	37-1740351
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

48 Wall Street, Suite 1009, New York, NY 10005

(852) 2622-2891

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Please send copies of all communications to:

The Doney Law Firm

4955 S. Durango Rd. Ste. 165

Las Vegas, NV 89113
Tel. No.: (702) 982-5686
(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Number of shares of common stock to be registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	21,444,261	$0.0175	$375,274.56	$48.71

(1)	Peak One (the selling stockholder identified in this prospectus) may offer up to 21,444,261 shares of common stock to be used for drawdowns and warrant exercises in connection with the July 30, 2020 Equity Purchase Agreement (the “Financing Agreement”) we entered into with Peak One. The shares being registered hereunder include such indeterminate number of shares of our Common Stock as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (g) under the Securities Act, based on the average of the high and low prices reported for the shares of Common Stock as reported on the OTCQB on October 12, 2020.

The registrant hereby may amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall, thereafter, become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER 16, 2020

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

AB International Group Corp.

21,444,261 Shares of Common Stock

Peak One (the selling stockholder identified in this prospectus) may offer up to 21,444,261 shares of common stock to be used for drawdowns and warrant exercises in connection with the Financing Agreement. If issued presently, the 21,444,261 shares of Common Stock registered for resale by Peak One would represent approximately 21.6% of our issued and outstanding shares of common stock as of October 12, 2020. Additionally, as of October 12, 2020, the 21,444,261 shares of Common Stock registered for resale herein would represent approximately 25.8% of the Company’s public float. In connection with a prior registration statement on Form S-1, (File No. 333-246252), Peak One sold 6,218,746 shares of common stock. Because the total amount of shares to be sold pursuant to the Financing Agreement may not exceed one-third of our public float in a 12 month period, the 6,218,746 shares already sold by Peak One must be added to the amount registered in this offering, or 21,444,261 shares, for a total amount of 27,663,007 shares, which collectively is 33.3% of our public float.

Peak One (the selling stockholder identified in this prospectus) may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by Peak One. However, we will receive proceeds from our initial sale of shares to Peak One pursuant to the Financing Agreement. We will sell shares to Peak One at a price equal to the lesser of the lowest closing price preceding the put date, or 88% of the lowest closing price of our common stock during the ten (10) consecutive trading day period beginning on the date on which we deliver a put notice to Peak One (the “Market Price”).

Peak One is an “underwriter” within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Peak One may sell the shares of common stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how Peak One may sell the shares of common stock being registered pursuant to this Prospectus.

Our common stock is traded on OTC Markets under the symbol “ABQQ”. On October 12, 2020, the reported closing price for our common stock was $0.0175 per share.

Prior to this offering, there has been a very limited market for our securities. While our common stock is on the OTC Markets, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 10. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____ __, 2020.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized any person to give you any supplemental information or to make any representations for us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “AB International” the “Company,” “we,” “us,” and “our” refer to AB International Group Corp., a Nevada corporation.

PROSPECTUS SUMMARY

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is August 31 and our fiscal years ended August 31, 2018 and 2019 are sometimes referred to herein as fiscal years 2018 and 2019, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or “AB International” refer to AB International Group Corp., a Nevada corporation, and our each of our subsidiaries.

Overview

We are an intellectual property (IP) and movie investment and licensing firm, focused on acquisitions and development of various intellectual property. We are engaged to acquisition and distribution of movies. We have a Patent License to a video synthesis and release system for mobile communications equipment, in which the technology is the subject of a utility model patent in the People's Republic of China. We had launched a business application (Ai Bian Quan Qiu) through smartphones and official social media accounts based on WeChat platform in February 2019, utilizing Artificial Intelligence, it is a matching platform for performers, advertiser merchants, and owners for more efficient services. We generate revenues through an agency service fee from each matched performance.  Due to the quarantine and continuous control imposed by the state and local governments in areas affected by COVID-19, merchant advertising events have been suspended for 7 months. The Company decided to shut down the Ai Bian Quan Qiu platform, which has created an adverse impact on the business and financial condition and hampered its ability to generate revenue and access sources of liquidity on reasonable terms.

On April 22, 2020, the Company has announced the first phase development of its highly anticipated video streaming service, the Company expects a full launch this year. The online service will be marketed and distributed in the world under the brand name ABQQ.tv. ABQQ.tv is expected to generate a new and profitable revenue stream immediately following its launch derived from its hybrid subscription and advertising business model.

Peak One Equity Purchase Agreement and Registration Rights Agreement

On July 30, 2020, we entered into an Equity Purchase Agreement (the “Financing Agreement”) with Peak One. Although we are not mandated to sell shares under the Financing Agreement, the Financing Agreement gives us the option to sell to Peak One, up to $10,000,000 worth of our common stock over the period ending twenty-four (24) months after the date the Registration Statement of which this prospectus forms a part is deemed effective. In consideration for Peak One’s execution and performance under the Financing Agreement, the Company issued a warrant to purchase 750,000 shares of Common Stock, as Warrant Shares (as defined in the Financing Agreement), to Peak One in July 2020.

On July 30, 2020, we also entered into a registration rights agreement with Peak One (the “Registration Rights Agreement”) whereby we are obligated to file a registration statement to register the resale of the purchase shares. The Registration Statement of which this prospectus forms a part is being filed to comply with the Registration Rights Agreement. We must our reasonable efforts to keep the registration statement continuously effective under the Securities Act until all of the Warrant Shares and purchase shares have been sold there under or pursuant to Rule 144.

Summary of the Offering

Shares currently outstanding (1):	98,103,494

Shares being offered:	21,444,261

Shares Outstanding after the offering:	119,547,755 assuming each share offered for resale hereby is sold.

Offering Price per share:	Peak One (the selling stockholder identified in this prospectus) may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of our common stock by Peak One (the selling stockholder identified in this prospectus). However, we will receive proceeds from our initial sale of shares to Peak One, pursuant to the Financing Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital and that the Board of Directors, in good faith deem to be in the best interest of the Company.

Trading Symbol:	ABQQ

Risk Factors:	See “Risk Factors” beginning on page 2 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

(1)	The number of shares of our Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 98,103,494 shares outstanding as of October 12, 2020, and excludes the 21,444,261 shares of Common Stock issuable in this offering.

1

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Special Information Regarding Forward-Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth herein under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

Risk Related to Covid 19

Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of COVID-19, which began in China, has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America. A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that we, or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our customers or other business partners. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, potential customers, potential suppliers or other current or potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

The COVID-19 pandemic has required our management to focus their attention primarily on responding to the challenges presented by the pandemic, including ensuring continuous operations, and adjusting our operations to address changes in the virtual payments industry. Due to measures imposed by the local governments in areas affected by COVID-19, businesses have been suspended due to quarantine intended to contain this outbreak and many people have been forced to work from home in those areas. As a result, advertiser merchants orders for event has been suspended, which has had an adverse impact on our business and financial condition and has hampered our ability to generate revenue and access usual sources of liquidity on reasonable terms.

“Ai Bian Quan Qiu” utilizes the artificial intelligence (AI) matching technology to instantly and accurately match performers and advertisers or merchants. The company charges agency service fees for each successful event matched through the platform. It’s one of our main business and revenue streaming. Since no large social gathering is allowed as a result of COVID-19, there has been no revenue generated from the performance matching platform (Ai Bian Quan Qiu) since the end of January, 2020. In February of 2020, the Company decided that 80% of the carrying amount of Ai Bian Quan Qiu platform and its Wechat official account should be impaired. The platform operating hasn’t restart, most of the users are no longer use this services.

Risks Associated With Doing Business in Hong Kong

Political consideration of Hong Kong

While we are planning to move our principal business location to New York in the near future, our business operations are principally based in Hong Kong. Accordingly, our business operation and financial conditions will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market may adversely affect our business operations. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since a substantial part of our operations is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

2

The Hong Kong protests that begun in 2019 are ongoing protests in Hong Kong (the “Hong Kong Protests”) triggered by the introduction of the Fugitive Offenders amendment bill by the Hong Kong government. If enacted, the bill would have allowed the extradition of criminal fugitives who are wanted in territories with which Hong Kong does not currently have extradition agreements, including mainland China. This led to concerns that the bill would subject Hong Kong residents and visitors to the jurisdiction and legal system of mainland China, thereby undermining the region’s autonomy and people’s civil liberties. Various sectors of the Hong Kong economy have been adversely affected as the protests turned increasingly violent. Most notably, the airline, retail, and real estate sectors have seen their sales decline.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. We cannot assure that the Hong Kong Protests will not affect Hong Kong’s status as a Special Administrative Region of the People’s Republic of China and thereby affecting its current relations with foreign states and regions.

Our revenue is susceptible to the ongoing Hong Kong Protests as well as any other incidents or factors which affect the stability of the social, economic and political conditions in Hong Kong. Any drastic events may adversely affect our business operations. Such adverse events may include changes in economic conditions and regulatory environment, social and/or political conditions, civil disturbance or disobedience, as well as significant natural disasters. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

We cannot assure that the Hong Kong Protests will end in the near future and that there will be no other political or social unrest in the near future or that there will not be other events that could lead to the disruption of the economic, political and social conditions in Hong Kong. If such events persist for a prolonged period of time or that the economic, political and social conditions in Hong Kong are to be disrupted, our overall business and results of operations may be adversely affected.

Costs of conducting business in Hong Kong and globally

Because we operate our business in Hong Kong and other countries, our business is subject to risks associated with doing business globally. Accordingly, our business and financial results in the future could be adversely affected due to a variety of factors, including: changes in a specific country’s or region’s political and cultural climate or economic condition; unexpected changes in laws and regulatory requirements in local jurisdictions; difficulty of effective enforcement of contractual provisions in local jurisdictions; inadequate intellectual property protection in certain countries; enforcement of anti-corruption and anti-bribery laws; trade-protection measures, import or export licensing requirements and fines, penalties or suspension or revocation of export privileges; the effects of applicable local tax regimes and potentially adverse tax consequences; and significant adverse changes in local currency exchange rates.

Risks Related to Our Financial Condition and Business

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We are a startup company. We have had limited operations to date and have generated limited revenues. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.   There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will continue to generate operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

3

We are dependent on outside financing for continuation of our operations.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We have sold several convertible promissory notes with discount to market conversions that have the effect of driving down our stock price, from which we may never recover.

In 2019 and 2020, we have issued several convertible promissory notes to accredited investors. These notes contain terms that allow for discounted conversions from the company’s stock price, with most at a 40% discount. These notes also contain strict terms for compliance and penalty provisions that could cost us more than the principal and accrued interest. They also have most favored nation clauses that force us to offer more favorable terms in subsequent offerings. If we are unable to secure a better form of financing, or pay off the notes before they convert, we could experience a significant drop in our stock price and we may go out of business.

Investors may experience dilution of their ownership interests because of the future issuance of additional shares of our common stock.

We may issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in the future in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes, resulting in the dilution of the ownership interests of our stockholders at that time. At October 14, 2020, we had convertible notes with an aggregate principal amount of $558,700 that may convert into our common stock at a conversion price equal to a price which is a 40% discount to the lowest trading price in the twenty(20) days prior to the day that the Holder requests conversion and warrants to purchase an aggregate of 30,033 shares of our common stock at a weighted average exercise price of $12.5 per share. We had to reduce the exercise price per share of certain of the warrants as result of a provision that allows the holder to reduce the exercise price in the event of a more favored exercised price used by the company. The adjustment to $0.01672 per share resulted from our issuing such restricted stock at a price per share less than the exercise price of such warrants.

The exercise of such outstanding convertible notes and warrants and the future issuance of any such additional shares of common stock, will result in further dilution of your investment and may create downward pressure on the trading price of the common stock. There can also be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our common stock are currently traded on the OTCQB, and new investors could gain rights superior to those of our stockholders at that time.

Risks Related to Legal Uncertainty

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404(a) of the Sarbanes-Oxley Act of 2002. As a smaller reporting company and emerging growth company, we will not be required to provide a report on the effectiveness of its internal controls over financial reporting until our second annual report, and we will be exempt from auditor attestation requirements concerning any such report so long as we are an emerging growth company or a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of material weaknesses in our internal controls, which could lead to misstatements or omissions in our reported financial statements as compared to issuers that have conducted such evaluations.

If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

4

Risks Associated with Management and Control Persons

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Chiyuan Deng, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in the service industry. Although we expect that our compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel, or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified bilingual and “people friendly” personnel in the locations where we principally operate. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Risks Related to Our Legal Status

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

▪	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

▪	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

▪	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

▪	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

5

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks Related to Our Securities and the Over the Counter Market

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol “ABQQ” on the OTCQB operated by OTC Markets Group, Inc, an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

  technological innovations or new products and services by us or our competitors;
  government regulation of our products and services;
  the establishment of partnerships with other technology companies;
  intellectual property disputes;
  additions or departures of key personnel;
  sales of our common stock
  our ability to integrate operations, technology, products and services;
  our ability to execute our business plan;
  operating results below expectations;
  loss of any strategic relationship;
  industry developments;
  economic and other external factors; and
  period to period fluctuations in our financial results.

Because we have nominal revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

6

As a new investor, you will experience substantial dilution as a result of future equity issuances.

In the event we are required to raise additional capital it may do so by selling additional shares of common stock thereby diluting the shares and ownership interests of existing shareholders.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Rule 144 sales in the future may have a depressive effect on our stock price as an increase in supply of shares for sale, with no corresponding increase in demand will cause prices to fall.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

7

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results.

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we are required to prepare assessments regarding internal controls over financial reporting and, furnish a report by our management on our internal control over financial reporting. We have begun the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines “significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

8

We do not intend to pay dividends.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are rapid, there is no assurance with respect to the amount of any such dividend.

Risks Related to the Offering

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant ot the Peak One Financing Agreement.

The sale of our common stock to Peak One in accordance with the Financing Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to Peak One in order to exercise a put under the Financing Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the Peak One Financing Agreement may have significant dilutive effect.

Depending on the number of shares we issue pursuant to the Peak One Financing Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Financing Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Financing Agreement is realized. Dilution is based upon common stock put to Peak One and the stock price discounted to the lesser of the lowest closing price preceding the put date, or 88% of the lowest closing price of our common stock during the ten (10) consecutive trading day period beginning on the date on which we deliver a put notice to Peak One (the “Market Price”)..

Peak One will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the Peak One Financing Agreement will be purchased at the lesser of the lowest closing price preceding the put date, or 88% of the lowest closing price of our common stock during the ten (10) consecutive trading day period beginning on the date on which we deliver a put notice to Peak One (the “Market Price”)..

Peak One has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If Peak One sells our shares, the price of our common stock may decrease. If our stock price decreases, Peak One may have further incentive to sell such shares. Accordingly, the discounted sales price in the Financing Agreement may cause the price of our common stock to decline.

We may not have access to the full amount under the Financing Agreement.

The lowest closing price of the Company’s common stock during the ten (10) consecutive trading day period immediately preceding the filing of this Registration Statement was approximately $0.0162. At that price we would be able to sell shares to Peak One under the Financing Agreement at the discounted price of $0.014256. At that discounted price, the 21,444,261 shares of Common Stock to be issued in connection with the Financing Agreement would only represent approximately $305,709, which is far below $10,000,000 (the full amount of the Financing Agreement).

9

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products;

●	increased levels of competition;

●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

●	our relationships with our key customers;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

●	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock by Peak One (the selling stockholder identified in this prospectus). However, we will receive proceeds from our initial sale of shares to Peak One, pursuant to the Financing Agreement. We will also receive proceeds if the warrant issued to Peak One is exercised for cash. The proceeds from the initial sale of shares will be used for the purpose of working capital or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company.

10

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the Peak One Financing Agreement. Peak One may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase by the Company. The shares are being registered on behalf of Peak One (the selling stockholder identified in this prospectus) pursuant to the Peak One Financing Agreement.

SELLING STOCKHOLDERS

Peak One (the selling stockholder identified in this prospectus) may offer up to 21,444,261 shares of common stock to be used for drawdowns and warrant exercises in connection with the Financing Agreement. If issued presently, the shares of common stock registered for resale by Peak One would represent approximately 21.6% of our issued and outstanding shares of common stock as of October 12, 2020 and 33% of our public float when the prior registered offering of 6,218,746 shares are added to it.

We may require Peak One (the selling stockholder identified in this prospectus) to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Peak One (the selling stockholder identified in this prospectus) may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

Peak One will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by Peak One (the selling stockholder identified in this prospectus) may be deemed to be underwriting commissions.

Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholder upon termination of this offering, because the selling stockholders may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which Peak One (the selling stockholder identified in this prospectus) acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 98,103,494 shares of our common stock outstanding as of October 12, 2020.

11

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Shares Owned by the Selling Stockholders	Shares of Common Stock	Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	before the Offering (1)	Being Offered	# of Shares (2)	% of Class (2)
Peak One Opportunity Fund, L.P. (3)	0	21,444,261 (4)	0	0%

Notes:

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2)	Because the selling stockholders may offer and sell all or only some portion of the 21,444,261 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.

(3)	Jason Goldstein, Manager of Peak One Opportunity Fund, L.P. exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Peak One Opportunity Fund, L.P.

(4)	Consists of up to 21,444,261 shares of Common Stock to be issued in connection with drawdowns and warrant exercises.

THE OFFERING

On July 30, 2020, we entered into an Equity Purchase Agreement (the “Financing Agreement”) with Peak One Opportunity Fund, L.P. (“Peak One”) Although we are not mandated to sell shares under the Financing Agreement, the Financing Agreement gives us the option to sell to Peak One, up to $10,000,000 worth of our common stock over the period ending twenty-four (24) months after the date this Registration Statement is deemed effective. Peak One (the selling stockholder identified in this prospectus) may offer up to 21,444,261 shares of common stock to be used for drawdowns and warrant exercises in connection with the Financing Agreement.

On July 30, 2020, we also entered into a registration rights agreement with Peak One (the “Registration Rights Agreement”) whereby we are obligated to file a registration statement to register the resale of the purchase shares. The Registration Statement of which this prospectus forms a part is being filed to comply with the Registration Rights Agreement. We must our reasonable efforts to keep the registration statement continuously effective under the Securities Act until all of the Warrant Shares and purchase shares have been sold there under or pursuant to Rule 144.

There is no assurance the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Financing Agreement. If the bid/ask spread remains the same we will not be able to place a put for the full commitment under the Financing Agreement. Based on the lowest closing price of our common stock during the ten (10) consecutive trading day period preceding the filing date of this registration statement of $0.0162, the registration statement covers the offer and possible sale of approximately $305,691 worth of our shares (a discounted price of $0.014256) which is far below $10,000,000 (the full amount of the Financing Agreement).

12

Peak One is not permitted to engage in short sales involving our common stock during the term of the commitment period. In accordance with Regulation SHO, however, sales of our common stock by Peak One after delivery of a put notice of such number of shares reasonably expected to be purchased by Peak One under a put will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. Peak One is not required to purchase the put shares unless:

●	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective;

●	We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities; and

●	We shall have filed all requisite reports, notices, and other documents with the SEC in a timely manner.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by Peak One. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

Neither the Financing Agreement nor any of our rights or Peak One’s rights thereunder may be assigned to any other person.

 PLAN OF DISTRIBUTION

Each of the selling stockholders named above and any of their pledgees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; or

●	a combination of any such methods of sale.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

13

Peak One is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Peak One has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We may, however, receive proceeds from the sale of our common stock under the Financing Agreement with Peak One. We may also receive proceeds from the cash exercise of the warrant in favor of Peak One. Neither the Financing Agreement with Peak One nor any rights of the parties under the Financing Agreement with Peak One may be assigned or delegated to any other person.

We have entered into an agreement with Peak One to keep this prospectus effective until Peak One has sold all of the common shares purchased by it under the Financing Agreement and has no right to acquire any additional shares of common stock under the Financing Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate of 1,000,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. As of October 12, 2020, we had 98,103,494 shares of common stock outstanding and 100,000 shares of preferred stock issued and outstanding.

Each share of common stock shall have one (1) vote per share. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

14

Dividends

We have not paid any dividends on our common stock since our inception and do not intend to pay any dividends in the foreseeable future.

The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

As of October 14, 2020, we have issued warrants to purchase 30,033 shares of Common Stock issuable with a weighted average exercise price of $12.5.

Options

As of October 12, 2020, we have no options issued.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no equity compensation plans.

Preferred Stock

The Company has authorized 10,000,000 shares of preferred stock. The board of directors has the authority to issue these shares and to set dividends, voting and conversion rights, redemption provisions, liquidation preferences, and other rights and restrictions.

On September 4, 2020, we filed a certificate of designation for 100,000 shares of Series A Preferred Stock. The Series A Preferred Stock has the right to vote 51% of the total vote of shareholders and concerts to common stock on a one for one conversion. Our Chief Executive Officer, Chiyuan Deng, owns all 100,000 shares.

Anti-Takeover Effects of Various Provisions of Nevada Law

Provisions of the Nevada Revised Statutes, our articles of incorporation, as amended, and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred

Our articles of incorporation permit our Board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our Common Stockholders. The issuance of our preferred stock could delay or prevent a change of control of our Company.

Amendments to our Articles of Incorporation and Bylaws

Under the Nevada Revised Statutes, our articles of incorporation may not be amended by stockholder action alone.

Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

15

Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.

The limitation of liability and indemnification provisions under the Nevada Revised Statutes and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

●	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

●	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

●	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

16

TRANSFER AGENT AND REGISTRAR

The transfer agent of our Common Stock is Corporation Stock Transfer, Inc. Their address is 3200 Cherry Creek South Drive, Suite 430. Denver, CO 80209.

LEGAL MATTERS

The Doney Law Firm, Las Vegas, Nevada, will pass upon the validity of the securities being offered by this prospectus.

EXPERTS

The consolidated financial statements for the Company as of August 31, 2019 and August 31, 2018 and for the years then ended included in this prospectus have been audited by Yu Certified Public Accountant PC, an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

BUSINESS

Overview

AB International Group Corp. (the "Company", "we" or "us") was incorporated under the laws of the State of Nevada on July 29, 2013 and originally intended to purchase used cars in the United States and sell them in Krygyzstan. The Company's fiscal year end is August 31.

On January 22, 2016, our former sole officer, who owned 83% of our outstanding common shares, sold all of his common shares to unrelated investor, Jianli Deng. After the stock sale, we modified our business to focus on the creation of a mobile app marketing engine. The app was designed for movie trailer promotions and we planned to generate a subscriber base of smartphone users primarily through pre-installed app smartphone makers, online app stores, WeChat official accounts, Weibo and other social network media outlets and sell prepaid cards or coins to movie distributors or other video advertisers in China. We created the app “Amoney” for the Android smartphone platform to develop a WeChat micro-shop that was designed to display and deliver a variety of information and links for download or online watch prices in the China market.

On June 1, 2017, we entered into a Patent License Agreement (the “Agreement”) pursuant to which Guangzhou Shengshituhua Film and Television Company Limited, a company incorporated in China (“Licensor”), granted to us a worldwide license to a video synthesis and release system for mobile communications equipment (the “Technology”). The Technology is the subject of a utility patent in the People’s Republic of China. Under the Agreement, we are able to utilize, improve upon, and sub-license the technology for an initial period of one year from October 1, 2017 to September 30, 2018, subject to a right to renew. We were obligated to pay the Licensor $500,000 within 30 days of the date of the Agreement and a royalty fee in the amount of 20% of any proceeds resulting from our utilization of the Technology, whether in the form of sub-licensing fees or sales of licensed products. Our Chief Executive Officer, Chiyuan Deng and former Chief Executive Officer, Jianli Deng, jointly own and control Licensor. On October 10, 2017, we completed the payment of $500,000 initial payment amount due under the Agreement. In October of 2019, the term of this sublicensing agreement was renewed and extended until October 31, 2020.

Our License to the Technology generates revenue through sub-license monthly fees from a smartphone app on Android devices. This app was already existing and licensed at the time we acquired the Technology.

On March 10, 2018, we acquired intellectual property for $200,000 from All In One Media Ltd, previously named as Aura Blocks Ltd. On March 19, 2018, we entered into consulting agreements (the “Consulting Agreements”) with four consultants (the “Consultants”). The Consulting Agreements have terms or either two or three years. Under the Consulting Agreements the Consultants will provide services to us in Hong Kong and China related to blockchain technology and krypto kiosks. In consideration for the services provided by the Consultants, we have issued the Consultants a total of 1,100,000 shares of our common stock. On November 10, 2018, the Company sold this intellectual property to China IPTV Industry Park Holdings Ltd. for $80,000.

17

On March 21, 2018, we acquired the intellectual assets of KryptoKiosk Limited, a crypto currencies kiosk company which has licenses and patent in Australia, which enable the operation of cryptocurrency ATMs that allow buying and selling of Bitcoin, Litecoin, and Ethererum all in one terminal. The Company plans to generate revenue through sub-licensing fees for the operation of cryptocurrency ATMs. Through the foregoing the Company proposes to bring a physical aspect to something that is otherwise very abstract to people. We also issued to JPC Fintech Limited 2,400,000 common shares with a market value of $72,000 exchange of KryptoKiosk Limited’s assets consist mostly of intellectual property, including, but not limited to, certain domain names, copyrights, trademarks, and patents pending, but also include contract rights and personal property.

We planned to generate revenue through sub-licensing fees for the operation of cryptocurrency ATMs. Through the foregoing, we proposed to bring a physical aspect to something that is otherwise very abstract to people. We planned to invest in machines and sell sub-licenses in the Asia Pacific region with future world-wide expansion. We had promoted and marketed the ATM business for 6 months or until around August 2018, because the BTC and cryptocurrencies price went down. The IP, however, was never transferred to us. We have repeatedly requested from Messrs. Grounds, Vickery and Shakespare access to the domains and websites and other information concerning the IP assets. As of the date of this annual report, no such information has been provided. In addition, the IP including domain names were transferred to others while Messrs. Vickery and Shakespare were officers of our company. As a result, we ceased promotions and marketing on the ATM business and relations cryptocurrencies business in September 2018. On November 21, 2018, we had sent the final notice that JPC Fintech has materially breached the agreement. We requested that JPC Fintech Ltd. return its stock certificate received in the transaction to our transfer agent for immediate cancellation. We have not yet received the certificate for termination. In February of 2020, 100% of the intellectual assets of KryptoKiosk Limited ‘s carrying value $48,000 net of amortization is written off since the IP was never transferred to us and no revenue was generated from this intellectual asset.

On May 9, 2018, we entered into an investor agreement with iCrowdU Inc. We agreed to purchase 228,013 shares of iCrowdU Inc. at a share price of $1.228 for total consideration of $280,000. iCrowdU Inc. offers an online platform and mobile app for crowd funding services targeting the global crowd funding market.

Furthermore, it was agreed to exchange 2,000,000 shares of our common stock for 2,000,000 shares of common stock in iCrowdU Inc. This share exchange was made as collateral in advance of an investment of $1,935,000 by us into iCrowdU Inc., which never occurred.

On or about May 9, 2018, we entered into consultancy agreements with Alexander Holtermann, Ian Wright and Luis Hadic. Each of Messrs. Holtermann, Wright and Hadic received 200,000 shares of our common stock under the consultancy agreements.

On or about July 26, 2018, we entered into an investment agreement with iCrowdU Inc. for the purchase of 40% of iCrowdU in exchange for 8,000,000 shares of our common stock that would be split between Messrs. Holtermann and Wright at 70% and 30%, respectively, and an investment of $10,000,000. The 8,000,000 shares were cut but not delivered to Messrs. Holtermann and Wright and no part of the $10,000,000 was invested by us into iCrowdU Inc.

On or about July 31, 2018, we entered into employment agreements with Messrs. Holtermann and Wright for the consideration provided for under the agreements.

On October 25, 2018, the above parties entered into an Agreement for Termination and Release that terminated all outstanding agreements among the parties and released each party from the other. We agreed to settle outstanding expenses and costs incurred by iCrowdU Inc., in the sum of $6,444.90. In addition, all parties agreed to return any shares received from the above agreements, save we shall be permitted to retain the 228,013 shares purchased in iCrowdU Inc. Finally, we agreed to amend our Current Report on Form 8-K concerning certain disclosures made therein. We amended the report as per the agreement.

On September 5, 2018, the Company entered into an agreement to acquire a movie copyright for $768,000 from All In One Media Ltd, which holds 200,000 common shares of the Company as of August 31, 2019 and is previously named as Aura Blocks Limited. The remaining balance to Aura Blocks Limited is $153,600 as of August 31, 2019. The Company has obtained the exclusive permanent broadcasting right outside the mainland China and is expected to generate revenues from showing the movie online, in theaters, and on TV outside the mainland China once this movie is completed in June, 2019. In August of 2019, the Company sold this movie copyright to China IPTV Industry Park Holding Ltd for $857,600 with a gain of $89,538.

18

 In December of 2018, we engaged StarEastnet, a software developer that holds 171,000 common shares of the Company as of August 31, 2019, to start developing a performance matching platform (Ai Bian Quan Qiu) and a WeChat official account to advertise the platform. The matching platform is to arrange performance events for celebrities and performers. Performers can set their schedules and quotes on the platform. The platform will maximize their profits from performance events by optimizing their schedules based upon quotes and event locations and save time from commuting among different events. “Ai Bian Quan Qiu” utilizes the artificial intelligence (AI) matching technology to instantly and accurately match performers and advertisers or merchants. The company charges agency service fees for each successful event matched through the platform. Since no large social gathering is allowed as a result of COVID-19, there has been no revenue generated from the performance matching platform (Ai Bian Quan Qiu) since the end of January, 2020. In February of 2020, the Company decided that 80% of the carrying amount of Ai Bian Quan Qiu platform and its Wechat official account should be impaired. Due to the quarantine and continuous control imposed by the state and local governments in areas affected by COVID-19, merchant advertising events have been suspended for 7 months. The Company decided to shut down the Ai Bian Quan Qiu platform, which has created an adverse impact on the business and financial condition and hampered its ability to generate revenue and access sources of liquidity on reasonable terms.

In June, 2019, the Company completed the development of a video mix APP for social video sharing via iOS and Android smartphones. This app was originally planned to take advantage of the core design philosophy of “My film anyone, anywhere, anytime be together” as similar and competitive innovative video and community apps have been activated on over 2 million unique devices in China as of December 31, 2017 and precipitated the duet video synthesis phenomenon in China. However, the Company decided to focus on the “Ai Bian Quan Qiu” platform as its main business and thus sold the video mix APP to Anyone Pictures Limited, which holds 242,980 common shares of the Company, for $422,400 with a gain of $59,792 in August of 2019.

In August of 2019, the Company entered into a one-year loan agreement to lend $1,047,040 at an annual interest rate of 10% to All In One Media Ltd, previously named as Aura Blocks Limited, for producing films and digital videos in Hong Kong. The term of note receivable is from August 1, 2019 to July 31, 2020.

On September 4, 2019, the Company entered into another loan agreement to lend $1,049,600 at an annual interest rate of 10% to All In One Media Ltd, previously named as Aura Blocks Limited. The term of note receivable is from September 4, 2019 to March 3, 2020. This loan balance was paid off in full on May 4th, 2020.

On April 22, 2020, the Company has announced the first phase development of its highly anticipated video streaming service, the Company expects a full launch this year. The online service will be marketed and distributed in the world under the brand name ABQQ.tv. ABQQ.tv is expected to generate a new and profitable revenue stream immediately following its launch derived from its hybrid subscription and advertising business model. The Company’s decision to accelerate the development and launch date of the video streaming service was largely a result of the mandatory quarantine implemented for the COVID-19 pandemic, as the video streaming increased by as much as 70% during the quarantine period in February and March this year.

Competition

Our main business is sub-license a patent of video synthesis and release system for mobile communications equipment to smartphone apps and smartphone makers. We are in the process of using the underlying technology to create a smartphone video mix app as well as the social video sharing platform. The main competitors are short video apps, we are going to discuss become a cooperation partner of them which generated sub-license patent of video synthesis and release system monthly fee from them.

Employees

We currently have 8 employees.

MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Equity

Our common stock is quoted on the OTCQB under the symbol “ABQQ”. Price quotations on the OTCQB reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

19

Holders

As of October 12, 2020, there were approximately 540 record holders of our Common Stock.

Dividends

We have not paid cash dividends on our common stock and we do not anticipate paying a dividend in the foreseeable future.

Equity Compensation Plans

We do not have any formal equity compensation plans.   We have issued the following securities as compensation for officers and directors as detailed in the Section titled “Executive Compensation.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section labeled “Risk Factors.”

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project,” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

The following is a discussion of the consolidated financial condition and results of operations for the fiscal years ended August 31, 2019 and 2018. It should be read in conjunction with our audited Consolidated Financial Statements, the Notes thereto, and the other financial information included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2019 filed with the Securities and Exchange Commission on October 22, 2019. For purposes of the following discussion, fiscal 2019 or 2019 refers to the year ended August 31, 2019 and fiscal 2018 or 2018 refers to the year ended August 31, 2018.

Results of operations for the years ended August 31, 2019 and 2018

Revenues

We generated $433,567 in revenues from continued operations during the year ended August 31, 2019, as compared with $250,112 in revenues from continued operations for the same period ended August 31, 2018. Forty-five percent and 100% of revenue was generated from one customer during the years ended August 31, 2019 and 2018, respectively.

Our cost of revenues was $174,533 for the year ended August 31, 2019, as compared with $150,022 for the same period ended August 31, 2018.

We had gross profit of $259,034 for the year ended August 31, 2019, as compared with a gross loss of $100,090 for the year ended August 31, 2018.

We expect to continue to achieve steadily increasing revenues within the coming months. However, as we are a start-up, we have limited operating history to rely upon and we cannot guarantee that our business plan will be successful.

20

Operating Expenses

We incurred operating expenses in the amount of $702,088 for the year ended August 31, 2019, compared with operating expenses of $977,328 for the year ended August 31, 2018. Our operating expenses for the year ended August 31, 2019 mainly consisted of general and administrative expenses of $525,109, and related party - salaries and wages of $176,979. Our operating expenses for the year ended August 31, 2018 mainly consisted of general and administrative expenses of $897,587, and related party - salaries and wages of $79,741.

We anticipate our operating expenses will increase as we undertake our plan of operations, including increased costs associated with marketing, personnel, and other general and administrative expenses, along with increased professional fees associated with SEC compliance as our business grows more complex and more expensive to maintain.

Income from Discontinued Operations

On November 16, 2017, the Company sold the copyright and all other rights in a film named “Gong Fu Nv Pai” copyright and the mobile application (Amoney) assets to an unrelated party for $253,000 cash.

The sales of intangible assets qualified as a discontinued operation of the Company and accordingly, the Company has excluded results of the operations from its Consolidated Statements of Operations to present this revenue and expenses from these intangible assets in discontinued operations.

The following table shows the results of operations of mobile application and copyright for year ended August 31, 2019 and 2018 which are included in the gain from discontinued operations:

	Years ended
	August 31,
	2019	2018
Revenue	$—	$49,920
Cost of revenue	—	11,912
Income Tax Provision	—	—
Gain from discontinued operations	$—	$38,008

Net (Loss) Income

We incurred a net loss in the amount of $404,635 for the year ended August 31, 2019, as compared with a net loss of $1,111,950 for the year ended August 31, 2018.

Liquidity and Capital Resources

As of August 31, 2018, we had $553,669 in current assets consisting of cash, accounts receivable, and prepaid expenses. Our total current liabilities as of August 31, 2018 were $145,961. As a result, we have working capital of $407,707 as of August 31, 2018.

Operating activities used $866,887 in cash for the year ended August 31, 2018, as compared with $166,522 in cash provided for the year ended August 31, 2017. Our negative operating cash flow in 2018 was mainly the result of our net loss of $1,157,238 from continuing operations, offset mainly by consulting fees paid in stock in the amount of $196,250 and amortization of intangible assets of $106,000. Our positive operating cash flow in 2017 was mainly the result of our net income from discontinued operations of $325,826, offset mainly by our net loss from continuing operations of $184,394.

Investing activities used $227,000 in cash for the year ended August 31, 2018, as compared with $500,000 used for the year ended August 31, 2017. Our negative investing cash flow for the year ended August 31, 2018 is the result of our purchase of intangible assets for our cryptocurrency business and our investment in iCrowdU, offset by the sale of the copyright and all other rights in a film named “Gong Fu Nv Pai” copyright and the mobile application (Amoney) assets to an unrelated party.

Financing activities provided $1,156,924 cash for the year ended August 31, 2018, as compared with $313,816 for the year ended August 31, 2017. Our positive financing cash flow for both periods was mainly proceeds from the sale of our common stock.

There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Off Balance Sheet Arrangements

As of August 31, 2018, there were no off balance sheet arrangements.

Going Concern

As of August 31, 2018, we had an accumulated deficit of $1,047,386 and net loss of $1,111,950 and net cash used in operations of $866,887 for the year ended August 31, 2018. Losses have principally occurred as a result of the substantial resources required for general and administrative expenses associated with our operations. Our continuation as a going concern through August 31, 2019 is dependent upon the continued financial support from our stockholders or external financing. Management believes the existing stockholders will provide the additional cash to meet with our obligations as they become due. However, there is no assurance that we will be successful in securing sufficient funds to sustain the operations.

These conditions raise substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Our critical accounting policies are set forth in Note 2 to the financial statements.

Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Results of Operations for the Three and Nine Months Ended May 31, 2020 and 2019

Revenues

Our total revenue reported for the three months ended May 31, 2020 was $76,800, compared with $120,227 for the three months ended May 31, 2019. Our total revenue reported for the nine months ended May 31, 2020 was $371,543, compared with $272,674 for the nine months ended May 31, 2019.

62% and 84% of revenue was generated from one customer during the nine months ended May 31, 2020 and May 31, 2019, respectively.

The increase in revenue for the nine months ended May 31, 2020 over the nine months ended May 31, 2019 is attributable to increased revenue from sublicensing the VideoMix patent to Anyone Pictures Limited and the new revenue stream of performance matching service fees generated from the Fan Dou He Pai Wechat Official account. The decrease in revenue for the three months ended May 31, 2020 over the three months ended May 31, 2019 was due to the performance matching platform “Fan Dou He Pai” not generating any revenue during the three months ended May 31, 2020 as the outbreak of COVID-19 forbid crowd-gathering for any commercial performances.

Due to the quarantine and continuous control imposed by the state and local governments in areas affected by COVID-19, merchant advertising events have been suspended for 7 months. The Company decided to shut down the Ai Bian Quan Qiu platform, which has created an adverse impact on the business and financial condition and hampered its ability to generate revenue and access sources of liquidity on reasonable terms.

21

We expect to continue to achieve steadily increasing revenues within the coming months. However, as we are a start-up, we have limited operating history to rely upon and we cannot guarantee that our business plan will be successful.

Our cost of revenues was $42,192 for the three months ended May 31, 2020, as compared with $44,452 for the three months ended May 31, 2019. Our cost of revenues was $137,217 for the nine months ended May 31, 2020, as compared with $124,660 for the nine months ended May 31, 2019.

As a result, we had gross profit of $34,608 for the three months ended May 31, 2020, as compared with gross profit of $75,774 for the three months ended May 31, 2019. We had gross profit of $234,326 for the nine months ended May 31, 2020, as compared with gross profit of $148,013 for the nine months ended May 31, 2019.

We had a gross profit margin of 45% for the three months ended May 31, 2020, a decrease from 63% over the three months ended May 31, 2019. We had a gross profit margin of 63% for the nine months ended May 31, 2020, an increase from 54% over the nine months ended May 31, 2019

The reason for the increase in our gross profit margin in 2020 over 2019 is attributable to revenue from the Wechat Official account for the Fan Dou He Pai performance matching platform that started generating revenue in February, 2019.

Operating Expenses

Operating expenses increased to $344,422 for the three months ended May 31, 2020 from $296,531 for the three months ended May 31, 2019. Operating expenses increased to $866,517 for the nine months ended May 31, 2020 from $627,545 for the nine months ended May 31, 2019.

Our operating expenses for the nine months ended May 31, 2020 consisted of general and administrative expenses of $619,032, research and development expenses of $108,800 and related party salary and wages of $138,685. In contrast, our operating expenses for the nine months ended May 31, 2019 consisted of general and administrative expenses of $363,211 and related party salary and wages of $264,334.

We experienced an increase in general and administrative expenses in 2020 over 2019, mainly as a result of increased rent, salaries, valuation fees, consulting fees, issuance expense for convertible notes, travel and entertainment, and depreciation expense, etc. Related party salary decreased in 2020 from 2019 due to decreased stock-based compensation as a result of a decline in the Company’s valuation.

The increase in research and development expense was due to $108,800 long-term prepayment expensed as research and development expense in Q3, FY2020, because the Ai Bian Quan Qiu” platform did not generate any revenue during the COVID-19 period in Q2 (after January 23, 2020) and Q3, FY2020 and the Company impaired 80% of the “Ai Bian Quan Qiu” platform intangible asset value in Q2 2020.

We anticipate our operating expenses will increase as we undertake our plan of operations, including increased costs associated with marketing, personnel, and other general and administrative expenses, along with increased professional fees associated with SEC compliance as our business grows more complex and more expensive to maintain.

Other Income (Expenses)

We had other expenses of $6,060 for the three months ended May 31, 2020 as compared with nominal other income for the three months ended May 31, 2019. We had other expenses of $99,013 for the nine months ended May 31, 2020, as compared with other expenses of $119,912 for the nine months ended May 31, 2019. Our other expenses for the nine months ended May 31, 2020 is mainly the result of interest expense of $44,697 and a $54,316 loss on change in fair value of derivative liability.

Net (Loss) Income

We incurred a net loss in the amount of $315,874 for the three months ended May 31, 2020, as compared with a net loss of $220,719 for the same period ended May 31, 2019. We incurred a net loss in the amount of $731,205 for the nine months ended May 31, 2020, as compared with a net loss of $599,444 for the same period ended May 31, 2019.

22

Liquidity and Capital Resources

As of May 31, 2020, we had $2,994,482 in current assets consisting of cash, prepaid expenses, accounts receivable, related party receivable, note receivable and interest receivable. Our total current liabilities as of May 31, 2020 were $565,190. As a result, we have working capital of $2,429,292 as of May 31, 2020.

Operating activities used $218,045 in cash for the nine months ended May 31, 2020, as compared with $615,849 used in cash provided for the same period ended May 31, 2019. Our negative operating cash flow in 2020 was mainly the result of our long-term prepayment of $1,011,200 and our net loss of $731,205, offset mainly by $1,280,000, on asset disposal in connection with our loan to All In One Media. Our negative operating cash flow in 2019 was mainly the result of our net loss of $599,444 and change in our prepaid expenses of $455,362.

Investing activities used $0 in cash for the nine months ended May 31, 2020, as compared with $78,272 used for the nine months ended May 31, 2019. Our negative investing cash flow for May 31, 2019 was the result of $99,584 for the development of intangible assets, and $58,688 for office renovations, offset by $80,000 in the sale of intangible assets.

Financing activities provided $344,352 for the nine months ended May 31, 2020, as compared with $416,081provided in financing activities for the nine months ended May 31, 2019. Our positive financing cash flow for May 31, 2020 was the result of proceeds from convertible notes and warrants while the positive financing cash flow for May 31, 2019 was the result of proceeds from the issuance of our common stock.

Based upon our current financial condition, we do not have sufficient cash to operate our business at the current level for the next twelve months. We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements. We plan to seek additional financing in a private equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

We believe that the current cash balances together with revenue anticipated to be generated from operations will not be sufficient to meet our current working capital needs. We will seek further funding from either share issuances or debt financing. Should we not be successful, we may have to curtail our operations significantly. Due to the COVID-19 pandemic, our ability to generate revenue has been significantly impacted. We anticipate that we will restart generating revenue once we launch the video streaming service. However, it is difficult to determine when we may start to generate revenue from operation.

Off Balance Sheet Arrangements

As of May 31, 2020, there were no off balance sheet arrangements.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Our critical accounting policies are set forth in Note 2 to the financial statements.

Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

DIRECTORS AND EXECUTIVE OFFICERS

  Our current executive officer and director is as follows:

Name	Age	Position
Chiyuan Deng	56	Chief Executive Officer, Principal Executive Officer and Director
Jianli Deng	26	Director
Brandy Gao	34	Chief Financial Officer and Chief Accounting Officer
Ho Fai Lam	63	Director
Ruiyu Guan	51	Director

23

Chiyuan Deng

Mr. Deng is an investor, producer, and director of Chinese films. He has worked as Vice Chairman of the Guangdong Province Film and TV Production Industry Association and Vice Secretary General of the China City Image Project Advancement Committee. He has extensive investment and management experience, including in the areas of corporate development and business investment activities. Mr. Deng graduated from Guangzhou Broadcast TV University in 1987. Mr. Deng is Jianli Deng’s father.

Mr. Deng does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

We have chosen Mr. Deng as our director because of his experience in the movie production business.

Jianli Deng

Mr. Deng is a producer of numerous international film and music productions involving mixed media. He is the creator of a mobile phone application which brings video merging functions containing sophisticated video editing technology normally utilized by computers to the smart phone. Mr. Deng attended Hong Kong Open University where he studied music marketing and management. Mr. Deng is Chiyuan Deng’s son.

Mr. Deng does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Brandy Gao

Ms. Gao has more than 10 years of professional service experience in a variety of industries including software, media, telecommunications, FinTech, pharmaceuticals, biotech, healthcare, financial services, real estate, manufacturing, and retail. She played leadership roles at PwC and KPMG before starting HG, LLP as a founding partner.

Ms. Gao does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

24

Ho Fai Lam

From Jan 2014 to present, Mr. Lam is a director of Gay Giano Company Limited, a company holding patent and trademarks in the fashion industry.

Mr. Lam has over 20 years’ experience in treasury management in the banking industry and 10 years of corporate finance experience.

Mr. Lam does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Ruiyu Guan

From May 2014 to present, Ms. Guan has served as Secretary General of Guangdong Jin Shi Gold L.L.C. in China.

Ms Guan does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Other Significant Employees

Other than our executive officer, we do not currently have any significant employees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers, aside from Jianli and Chiyuan Deng, who are father and son.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current executive officers, nominees for directors, or current directors have been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

25

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.       Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.       Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

26

8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

During the past 5 years, none of our promoter or control person has been involved in any legal proceeding in any of the following:

1.	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

4.	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

6.	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

7.	Administrative proceedings related to their involvement in any type of business, securities, or banking activity.

Audit Committee

The Board of Directors has an audit committee to assist the Board of Directors in the execution of its responsibilities. Our audit committee is comprised solely of non-employee, independent directors as defined by NYSE American market listing standards.

The Audit Committee was established in October of 2019 and is comprised of Directors Ruiyu Guan and Ho Fai Lam, and is chaired by Director Lam.

The Audit Committee approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Audit Committee reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

For the fiscal year ending August 31, 2019, the Audit Committee:

1. Reviewed and discussed the audited financial statements with management, and

2. Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Based upon the Audit Committee’s review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the year ended August 31, 2019 to be included in this Annual Report.

The Board has determined that Mr. Lam of the Audit Committee qualifies as an audit committee financial expert as defined under applicable SEC rules and also meets the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

27

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended August 31, 2020 and 2019.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Chiyuan Deng PresidentCEO and Director	2019 2020	0 _	0 0	100,000 _	0 0	0 0	0 0	0 0	100,000 _
Linqing Ye Former COO	2019 2020	14,976 0	0 0	5,639 0	0 0	0 0	0 0	0 0	20,615 _
Jianli Deng Former Secretary, Treasurer	2019 2020	0 _	0 0	50,000 _	0 0	0 0	0 0	0 0	50,000 _
Lijun Yu Former Chief Marketing Officer	2019 2020	0 _	0 _	5,369	0 0	0 0	0 0	0 0	5,639 _
Brandy Gao CFO	2019 2020	0 15,000	0 0	435 0	0 0	0 0	0 0	0 0	435 15,000
Dennis Chung CTO	2019 2020	0 0	0 0	290 0	0 0	0 0	0 0	0 0	290 0

On July 30, 2018, we entered into an employment agreement with Chiyuan Deng to serve as our President. The agreement is for six years and we issued Mr. Deng 400,000 shares for his services. Under the agreement, Mr. Deng is eligible for a bonus if provided by the board, vacation, medical, insurance and other benefits.

On July 31, 2018, we entered into an employment agreement with Jianli Deng to serve as our Secretary and Treasurer. The agreement is for six years and we issued Mr. Deng 200,000 shares for his services. Under the agreement, Mr. Deng is eligible for a bonus if provided by the board, vacation, medical, insurance and other benefits.

On February 8, 2019, we entered into a six year Employment Agreement with Miss Yu to serve as Chief Marketing Officer. We agreed to issue to Miss Yu 200,000 shares of common stock upon execution and she is eligible for an annual bonus, paid vacation and health insurance benefits. Upon her death or disability, Miss Yu is entitled to $1,000,000 prior to all taxes and other withholdings. Miss Yu is entitled to severance benefits upon certain conditions.

On February 8, 2019, we entered into a six year Employment Agreement with Mr. Linqing Ye to serve as Chief Operating Officer. We agreed to issue to Mr. Ye 200,000 shares of common stock upon execution and he is eligible for an annual bonus, paid vacation and health insurance benefits. Upon his death or disability, Mr. Ye is entitled to $1,000,000 prior to all taxes and other withholdings. Mr. Ye is entitled to severance benefits upon certain conditions.

On August 29, 2020, we entered into a Separation Agreement and Release with each of Jianli Deng, Lijun Yu and Linqing Ye. Pursant to the agreements, Mr. Deng resigned as Secretary and Treasurer, Mr. Yu resigned as Chief Marketing Officer and Mr. Ye resigned as Chief Operating Officer. Mr. Deng will remain on as a member of our board of directors.

The Separation and Release Agreement cancelled the employment agreements for each of Messrs. Deng, Yu and Ye, and provided them each an indebtedness payment within five (5) business days of the agreements. Mr. Deng will receive $110,000 USD, Miss Yu will receive $110,000 USD and Mr. Ye will receive $120,000 USD. We received a release of all claims from these prior officers.

On September 11, 2020, we issued a total of 100,000 shares of our newly designated Series A Preferred Stock to Chiyuan Deng in connection with Mr. Deng’s amended employment agreement.

28

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of August 31, 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Chiyuan Deng	-	-	-	-	-	-	-	-	-
Linqing Ye	-	-	-	-	-	-	-	-	-
Jianli Deng	-	-	-	-	-	-	-	-	-
Lijun Yu	-	-	-	-	-	-	-	-	-
Brandy Gao	-	-	-	-	-	-	-	-	-
Dennis Chung	-	-	-	-	-	-	-	-	-

Director Compensation

Effective October 17, 2019, the Company has appointed Mr. Ho Fai Lam and Ms. Gigi Ruiyu Guan as members of Board of Directors. As non-employee directors, Mr. Lam and Ms. Guan will be entitled to participate in our Director Compensation Plan. Under Plan, independent directors will receive $1,000 for each meeting of the Board of Directors attended in person and $1,000 for each two meetings of the Board of Directors in which they participate by telephone or video conference. Additionally, they will receive an annual payment of (i) 2,000 shares of the Company’s common stock, par value $0.001, which shall be paid in quarterly grants of 500 shares, and (ii) an option to purchase 2,000 shares of the Company’s common stock, a quarter of which shall vest each quarter. This Plan is based on three-year term of office.

On September 29, 2020, our board of directors approved a change in director compensation from shares to cash compensation.

For the year 2019-2020, the Board of Directors hereby approves of the payment of US$9,000 as the fee for each Director.

For the year 2020-2021, the Board of Directors hereby approves of the payment of US$9,000 as the fee for each Director.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of October 12, 2020 certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owner	Common Stock		Series A Preferred Stock
	Number of Shares Owned	Percent of Class(1)(2)	Number of Shares Owned	Percent of Class(1)(2)
Chiyuan Deng(3)	2,129,400	2.2%	100,000	100%
Brandy Gao	2,000	*	-	-
Jianli Deng	400,000	*	-	-
Ho Fai Lam	-	-	-	-
Ruiyu Guan	-	-	-	-
All Directors and Executive Officers as a Group (3 persons)	2,531,400	2.6%	100,000	100%
5% Holders
Arikeri Pathikonda Sivakumar	12,500,000	12.7%

* Less than 1%

(1)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 98,103,494 shares of common stock issued and outstanding as of October 12, 2020.

(3)	Includes 2,029,400 shares and 100,000 shares that may be acquired within 60 days on conversion of the 100,000 shares of Series A Preferred Stock

29

Transactions with Related Persons

Except as provided in “Description of Business” and “Executive Compensation” set forth above, for the past two fiscal years there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

The Company has entered into a patent license agreement with a related party Guangzhou Shengshituhua Film and Television Company Limited (“Licensor”). The agreement is for a term of 5 years commencing on the effective date on June 1, 2017. The Company has already paid the licensor a non-refundable, up-from payment of $500,000 and shall pay a royalty of 20% of the gross revenue realized from the sale of licensed products and sub-licensing of this patent every year. The royalty expenses during the year ended August 31, 2019 and 2018 are $60,928 and $50,022, respectively.

In December, 2018, the Company appointed Brandy Gao as Chief Financial Officer and issued 100,000 shares as compensation. In February 2019, the Company appointed Linqing Ye as Chief Operational Officer and Lijun Yu as Chief Marketing Officer, and issued 10,000,000 shares to each of them as compensation. During the year ended August 31, 2019, $210,584 was paid to five executives in the form of stock-based compensation and $$14,976 cash salary was paid to the Chief Operational Officer.

As of August 31, 2019, the company has $35,348 related party receivable from Youall Perform Services Ltd, owned by the Company’s Board of Director Jianli Deng. Youall Perform Services Ltd collected revenue from the performance matching platform (Ai Bian Quan Qiu) on behalf of the Company.

The Company rented an office from Zestv Studios Ltd., owned by the Chief Executive Officer Chiyuan Deng, and incurred a total related party payable of $5,504 as there is a one-month lag in payment of the office rent.

30

PART I. Financial Information

F-1

Yu Certified Public Accountant PC

Professionalism, Expertise, Integrity

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
AB International Group Corp

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AB International Group Corp (the “Company”) as of August 31, 2019, and 2018, and the related consolidated statements of operations, statements of changes in stockholders’ equity and consolidated statements of cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of AB International Group Corp as of August 31, 2019, and 2018, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Yu Certified Public Accountant PC

We have served as the Company's auditor since 2017.

New York, New York

October 21, 2019

Certified Public Accountants

99 Madison Avenue, Suite 601, New York NY 10016

Tel: 646-430-5761

Email: Info@yucpa.net

F-1

AB INTERNATIONAL GROUP CORP.

CONSOLIDATED BALANCE SHEETS

	As of August 31,
	2019	2018

ASSETS
Current Assets
Cash and cash equivalents	$1,564,750	$210,202
Prepaid expenses	21,970	333,867
Accounts receivable	35,300	9,600
Related party receivable	34,994	—
Note receivable	1,047,040	—
Interest receivable	8,725	—
Receivable on asset disposal	1,280,000	—
Total Current Assets	3,992,779	553,669

Fixed assets, net	20,124	—
Leasehold improvement, net	134,523	—
Intangible assets, net	413,793	641,000
Other assets	15,027	—
TOTAL ASSETS	$4,576,246	$1,194,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$116,664	$88,577
Due to shareholder	2,037	2,037
Tax payable	64,564	55,347
Other payable	161,856	—
Total Current Liabilities	345,122	145,961

Stockholders’ Equity
Common stock, $0.001 par value, 1,000,000,000 shares authorized; 4,822,016 and 147,325,000 shares issued and outstanding, as of August 31, 2019 and August 31, 2018, respectively	4,822	147,325
Additional paid-in capital	6,520,980	2,866,868
Retained earnings (deficit)	(1,452,020)	(1,047,386)
Unearned shareholders' compensation	(842,657)	(918,100)
Total Stockholders’ Equity	4,231,125	1,048,707
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,576,246	$1,194,669

The accompanying notes are an integral part of these consolidated financial statements.

F-2

AB INTERNATIONAL GROUP CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	August, 31
	2019	2018

Revenue	$433,567	$250,112
Cost of revenue	174,533	150,022
Gross Profit	259,034	100,090

OPERATING EXPENSES
General and administrative expenses	525,109	897,587
Related party salary and wages	176,979	79,741
Total Operating Expenses	702,088	977,328

OTHER INCOME (EXPENSES)
Gain on sale of intangible assets	29,330	—
Interest income	9,089
Impairment of investment in iCrowdU	—	(280,000)
Total other income (expenses)	38,419	(280,000)

LOSS FROM CONTINUED OPERATIONS
Income Tax Provision	—	—
Net loss from continuing operations	(404,635)	(1,157,238)

Discontinued operations, net of tax benefits
Net income from discontinued operations	—	38,008
Gain/(loss) on sale of intangible assets	—	7,280
INCOME FROM DISCONTINUED OPERATIONS	—	45,288

NET INCOME (LOSS)	$(404,635)	$(1,111,950)

NET INCOME (LOSS) FROM CONTINUED OPERATIONS PER SHARE: BASIC AND DILUTED	$(0.11)	$(1.00)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS PER SHARE: BASIC AND DILUTED	$0.00	$0.04

NET INCOME PER SHARE: BASIC AND DILUTED	$(0.11)	$(0.96)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,767,041	1,162,792

The accompanying notes are an integral part of these consolidated financial statements.

F-3

AB INTERNATIONAL GROUP CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock
	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Unearned Shareholders’ Compensation	Total Equity

Balance - August 31, 2018	147,325,000	$147,325	$2,866,868	$(1,047,386)	$(918,100)	$1,048,707

Common shares issued to officers for services	20,100,000	20,100	96,480	—	2,219	118,799
Common shares issued to consultants for services	5,275,000	5,275	30,354	—	—	35,629
Common shares returned for cancelled acquisition of iCrowdU Inc.	(40,600,000)	(40,600)	—	—	30,600	(10,000)
Common shares issued for cash at $0.02 per share	48,000,000	48,000	912,000	—	—	960,000
Balance before the reverse split	180,100,000	180,100	3,905,702	(1,047,386)	(885,281)	2,153,136
Reverse stock split	(176,497,984)	(176,498)	176,498	—	—	—
Balance after the reverse split - June 5, 2019	3,602,016	3,602	4,082,200	(1,047,386)	(885,281)	2,153,136

Common shares issued for cash at $2 per share	1,220,000	1,220	2,438,780	—	—	2,440,000
Common shares issued to officers for services	—	—	—	—	42,623	42,623
Net loss	—	—	—	(404,635)	—	(404,635)
Balance - August 31, 2019	4,822,016	$4,822	$6,520,980	$(1,452,020)	$(842,657)	$4,231,125

The accompanying notes are an integral part of these consolidated financial statements.

F-4

AB INTERNATIONAL GROUP CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	August, 31
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continuing operations	$(404,635)	$(1,157,238)
Net income from discontinued operations, net of tax benefit	—	45,288
Adjustments to reconcile net income (loss) to net cash from operating activities:
Executive salaries and consulting fees paid in stock	197,052	196,250
Depreciation of tangible asset	13,079	—
Amortization of intangible asset	126,791	106,000
Loss/(gain) on sales of intangible assets	120,000	(7,280)
Impairment of investment in iCrowdU	—	280,000
Changes in operating assets and liabilities:
Accounts receivable	(25,700)	(59,520)
Receivable on asset disposal	(1,280,000)	—
Interest receivable	(8,725)	—
Related party receivable	(34,994)	—
Prepaid expenses	301,897	(288,032)
Rent security & electricity deposit	(15,027)	—
Accounts payable and accrued liabilities	140,223	(80,087)
Accrued payroll	(112,136)	(2,500)
Tax payable	9,217	—
Other payable	161,856	—
Change in assets (liabilities) from discontinued operations	—	100,232
Net cash used in operating activities	(811,102)	(866,887)

CASH FLOWS FROM INVESTING ACTIVITIES
Sales of intangible asset	80,000	253,000
Note receivable	(1,047,040)	—
Investment in iCrowdU	—	(280,000)
Renovation of an office and an offline display store	(167,726)	—
Development of intangible asset	(99,584)	(200,000)
Net cash used in / (provided by) investing activities	(1,234,350)	(227,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from shareholder	—	424
Proceeds from common stock issuances	3,400,000	1,156,500
Net cash provided by financing activities	3,400,000	1,156,924

Net increase (decrease) in cash and cash equivalents	1,354,549	63,037
Cash and cash equivalents - beginning of the year	210,202	147,164
Cash and cash equivalents - end of the year	$1,564,750	$210,201

Supplemental Cash Flow Disclosures
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Non-Cash Activities:
Common shares returned for cancelled acquisition of iCrowdU	$(10,000)	$—
Prepaid expense reversed for cancelled acquisition of iCrowdU	$10,000	$—
Common shares issued for acquisition of investment	$—	$10,000
Issuance of common stock for acquisition of intangible asset	$—	$72,000
Stock reverse split (50:1)	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-5

AB INTERNATIONAL GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended August 31, 2019 and 2018

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

AB International Group Corp. (the "Company", "we" or "us") was incorporated under the laws of the State of Nevada on July 29, 2013 and originally intended to purchase used cars in the United States and sell them in Krygyzstan. The Company's fiscal year end is August 31.

On January 22, 2016, our former sole officer, who owned 83% of our outstanding common shares, sold all of his common shares to unrelated investor Jianli Deng. After the stock sale, we modified our business to focus on the creation of a mobile app marketing engine. The app was designed for movie trailer promotions and we planned to generate a subscriber base of smartphone users primarily through pre-installed app smartphone makers, online app stores, WeChat official accounts, Weibo and other social network media outlets and sell prepaid cards or coins to movie distributors or other video advertisers in China. We created the app “Amoney” for the Android smartphone platform to develop a WeChat micro-shop that was designed to display and deliver a variety of information and links for download or online watch prices in the China market.

On June 1, 2017, we entered into a Patent License Agreement (the “Agreement”) pursuant to which Guangzhou Shengshituhua Film and Television Company Limited, a company incorporated in China (“Licensor”), granted to us a worldwide license to a video synthesis and release system for mobile communications equipment (the “Technology”). The Technology is the subject of a utility patent in the People’s Republic of China. Under the Agreement, we are able to utilize, improve upon, and sub-license the technology for an initial period of one year from October 1, 2017 to September 30, 2018, subject to a right to renew. We were obligated to pay the Licensor $500,000 within 30 days of the date of the Agreement and a royalty fee in the amount of 20% of any proceeds resulting from our utilization of the Technology, whether in the form of sub-licensing fees or sales of licensed products. Our Chief Executive Officer, Chiyuan Deng and former Chief Executive Officer, Jianli Deng, jointly own and control Licensor. On October 10, 2017, we completed the payment of $500,000 initial payment amount due under the Agreement. In October, 2018, the term of this sublicensing agreement was renewed and extended until October 31, 2019.

Our License to the Technology generates revenue through sub-license monthly fees from a smartphone app on Android devices. This app was already existing and licensed at the time we acquired the Technology.

On March 10, 2018, we acquired intellectual property for $200,000 from All In One Media Ltd, previously named as Aura Blocks Ltd. On March 19, 2018, we entered into consulting agreements (the “Consulting Agreements”) with four consultants (the “Consultants”). The Consulting Agreements have terms or either two or three years. Under the Consulting Agreements the Consultants will provide services to us in Hong Kong and China related to blockchain technology and krypto kiosks. In consideration for the services provided by the Consultants, we have issued the Consultants a total of 1,100,000 shares of our common stock. On November 10, 2018, the Company sold this intellectual property to China IPTV Industry Park Holdings Ltd. for $80,000.

On March 21, 2018, we acquired the intellectual assets of KryptoKiosk Limited, a crypto currencies kiosk company which has licenses and patent in Australia, which enable the operation of cryptocurrency ATMs that allow buying and selling of Bitcoin, Litecoin, and Ethererum all in one terminal. The Company plans to generate revenue through sub-licensing fees for the operation of cryptocurrency ATMs. Through the foregoing the Company proposes to bring a physical aspect to something that is otherwise very abstract to people. We also issued to JPC Fintech Limited 2,400,000 common shares with a market value of $72,000 exchange of KryptoKiosk Limited’s assets consist mostly of intellectual property, including, but not limited to, certain domain names, copyrights, trademarks, and patents pending, but also include contract rights and personal property.

F-6

We planned to generate revenue through sub-licensing fees for the operation of cryptocurrency ATMs. Through the foregoing, we proposed to bring a physical aspect to something that is otherwise very abstract to people. We planned to invest in machines and sell sub-licenses in the Asia Pacific region with future world-wide expansion. We had promoted and marketed the ATM business for 6 months or until around August 2018, because the BTC and cryptocurrencies price went down. The IP, however, was never transferred to us. We have repeatedly requested from Messrs. Grounds, Vickery and Shakespare access to the domains and websites and other information concerning the IP assets. As of the date of this annual report, no such information has been provided. In addition, the IP including domain names were transferred to others while Messrs. Vickery and Shakespare were officers of our company. As a result, we ceased promotions and marketing on the ATM business and relations cryptocurrencies business in September 2018. On November 21, 2018, we had sent the final notice that JPC Fintech has materially breached the agreement. We requested that JPC Fintech Ltd. return its stock certificate received in the transaction to our transfer agent for immediate cancellation. We have not yet received the certificate for termination.

On May 9, 2018, we entered into an investor agreement with iCrowdU Inc. We agreed to purchase 228,013 shares of iCrowdU Inc. at a share price of $1.228 for total consideration of $280,000. iCrowdU Inc. offers an online platform and mobile app for crowd funding services targeting the global crowd funding market.

Furthermore, it was agreed to exchange 2,000,000 shares of our common stock for 2,000,000 shares of common stock in iCrowdU Inc. This share exchange was made as collateral in advance of an investment of $1,935,000 by us into iCrowdU Inc., which never occurred.

On or about May 9, 2018, we entered into consultancy agreements with Alexander Holtermann, Ian Wright and Luis Hadic. Each of Messrs. Holtermann, Wright and Hadic received 200,000 shares of our common stock under the consultancy agreements.

On or about July 26, 2018, we entered into an investment agreement with iCrowdU Inc. for the purchase of 40% of iCrowdU in exchange for 8,000,000 shares of our common stock that would be split between Messrs. Holtermann and Wright at 70% and 30%, respectively, and an investment of $10,000,000. The 8,000,000 shares were cut but not delivered to Messrs. Holtermann and Wright and no part of the $10,000,000 was invested by us into iCrowdU Inc.

On or about July 31, 2018, we entered into employment agreements with Messrs. Holtermann and Wright for the consideration provided for under the agreements.

On October 25, 2018, the above parties entered into an Agreement for Termination and Release that terminated all outstanding agreements among the parties and released each party from the other. We agreed to settle outstanding expenses and costs incurred by iCrowdU Inc., in the sum of $6,444.90. In addition, all parties agreed to return any shares received from the above agreements, save we shall be permitted to retain the 228,013 shares purchased in iCrowdU Inc. Finally, we agreed to amend our Current Report on Form 8-K concerning certain disclosures made therein. We amended the report as per the agreement.

On September 5, 2018, the Company entered into an agreement to acquire a movie copyright for $768,000 from All In One Media Ltd, which holds 200,000 common shares of the Company as of August 31, 2019 and is previously named as Aura Blocks Limited. The remaining balance to Aura Blocks Limited is $153,600 as of August 31, 2019. The Company has obtained the exclusive permanent broadcasting right outside the mainland China and is expected to generate revenues from showing the movie online, in theaters, and on TV outside the mainland China once this movie is completed in June, 2019. In August of 2019, the Company sold this movie copyright to China IPTV Industry Park Holding Ltd for $857,600 with a gain of $89,538.

In December of 2018, we engaged StarEastnet, a software developer that holds 171,000 common shares of the Company as of August 31, 2019, to start developing a performance matching platform (Ai Bian Quan Qiu) and a WeChat official account to advertise the platform. The matching platform is to arrange performance events for celebrities and performers. Performers can set their schedules and quotes on the platform. The platform will maximize their profits from performance events by optimizing their schedules based upon quotes and event locations and save time from commuting among different events. “Ai Bian Quan Qiu” utilizes the artificial intelligence (AI) matching technology to instantly and accurately match performers and advertisers or merchants. The company charges agency service fees for each successful event matched through the platform. Due to the quarantine and continuous control imposed by the state and local governments in areas affected by COVID-19, merchant advertising events have been suspended for 7 months. The Company decided to shut down the Ai Bian Quan Qiu platform, which has created an adverse impact on the business and financial condition and hampered its ability to generate revenue and access sources of liquidity on reasonable terms.

F-7

In June, 2019, the Company completed the development of a video mix APP for social video sharing via iOS and Android smartphones. This app was originally planned to take advantage of the core design philosophy of “My film anyone, anywhere, anytime be together” as similar and competitive innovative video and community apps have been activated on over 2 million unique devices in China as of December 31, 2017 and precipitated the duet video synthesis phenomenon in China. However, the Company decided to focus on the “Ai Bian Quan Qiu” platform as its main business and thus sold the video mix APP to Anyone Pictures Limited, which holds 242,980 common shares of the Company, for $422,400 with a gain of $59,792 in August of 2019.

In August of 2019, the Company entered into a one-year loan agreement to lend $1,047,040 at an annual interest rate of 10% to All In One Media Ltd, previously named as Aura Blocks Limited, for producing films and digital videos in Hong Kong. The term of note receivable is from August 1, 2019 to July 31, 2020. The Company expects to have similar short term note receivables for the next few years.

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year-end is August 31. The financial statements have been prepared on a consolidated basis, with their fully owned subsidiary App Board Limited. No intercompany balances or transactions exist during the period ended August 31, 2019.

Basis of Consolidation

The financial statements have been prepared on a consolidated basis, with the Company’s fully owned subsidiary App Board Limited registered and located in Hong Kong. No intercompany balances or transactions exist during the year period ended August 31, 2019.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Foreign Currency Transactions

The Company’s planned operations are outside of the United States, which results in exposure to market risks from changes in foreign currency rates. The financial risk arise from the fluctuations in foreign exchange rates and the degrees of volatility in these rates. Currently the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Non-monetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

F-8

Accounts Receivable

Accounts receivable consist of amounts due from promotional services provided. Amounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. No amount for bad debt expense has been recorded by the Company during the year ended August 31, 2019 and 2018, and no write-off for bad debt were recorded for the year ended August 31, 2019, and 2018.

Prepaid Expenses

Prepaid expenses primarily consist of consulting fees that have been paid in advance and prepayments of financial adviser fee, OTC market annual fee, and website and domain fee. The prepaid balances are amortized when the related expense is incurred.

Note Receivable

Note receivable is a one-year note bearing annual interest of 10% with the principal payable annually at the end of the term. Interest is due and payable, at the election of the Company, in cash on the Maturity Date, as applicable, or if the note receivable is prepaid earlier, on such prepayment date. Therefore, interest income is recorded along with interest receivable throughout the note period.

Fixed Asset

Fixed asset consists of furniture Estimated and appliances acquired for the office. The balance is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over estimated useful lives listed below:

Estimated Useful Life
Furniture	5 years
Appliances	7 years

Leasehold Improvement

Leasehold improvement is related to the enhancements paid by the Company to leased office and store. Leasehold improvement represents capital expenditures for direct costs of renovation or acquisition and design fees incurred. The amortization of leasehold improvements commences once the renovation is completed and ready for the Company’s intended use. Leasehold improvement is amortized over the lease term of 3 years.

Intangible Assets

Intangible assets are stated at cost and depreciated as follows:

▪	Mobile application product: straight-line method over the estimated life of the asset, which has been determined by management to be 3 years
▪	Movie copyrights: income forecast method for a period not to exceed 10 years
▪	Patent: straight-line method over the term of 5 years based on the patent license agreement

Amortized costs of the intangible asset are recorded as cost of sales, as the intangible asset is directly related to generation of revenues in the Company.

F-9

Revenue Recognition

The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, applying the modified retrospective method.

In accordance with ASC Topic 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

▪	the contract with a customer;
▪	identify the performance obligations in the contract;
▪	determine the transaction price;
▪	allocate the transaction price to performance obligations in the contract; and
▪	recognize revenue as the performance obligation is satisfied.

The Company does not believe that significant management judgements are involved in revenue recognition, but the amount and timing of the Company’s revenues could be different for any period if management made different judgments or utilized different estimates. Generally, the Company recognizes revenue under ASC Topic 606 for its performance obligation.

The Company generates revenue from sub-licensing a patent and charging a service fee from the “Ai Bian Quan Qiu” platform for actors and commercial events matching.

The sub-licensing revenue is recognized monthly based upon the number of users who download the APP that utilizes the Company’s patent. The monthly royalty the Company charges Anyone Pictures Limited is $12.8 per 1000 APP users. During the year of 2019, both parties agreed to charge the sublicensing fee based upon a fixed number 2,000,000 users.

The “Ai Bian Quan Qiu” platform service revenue is derived principally from providing matching service to merchants who are looking for actors to perform at their advertising events. The Company recognizes revenue upon a matching event is accepted by actors with a service fee of 10% of the actors’ quote for performing at the events. For the service fee revenue from the “Ai Bian Quan Qiu” platform, the Company does not control the specified goods or services before that is transferred to the customers and thus the Company is an agent. Therefore, this service revenue is recognized at a net basis.

Leasing

The Company has operating leases for an office and a store for display with expiration dates through 2022. The Company determines whether an arrangement is or includes an embedded lease at contract inception. Lease expense is recognized on a straight-line basis over the lease term.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740 “Income Taxes”. Under ASC 740 deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At August 31, 2019, there was unrecognized tax benefits. Please see Notes 11 for details.

F-10

Value-Added Taxes

The Company generates revenue in People's Republic of China (PRC) via the “Ai Bian Quan Qiu” platform and is subject to a value-added tax at an effective rate of 6%. In accordance with PRC law, the Company is also subject to surcharges, which includes urban maintenance and construction taxes and additional education fees on VAT payable.

For the year ended August 31, 2019, the Company’s revenue generated from the “Ai Bian Quan Qiu” platform is subject to VAT at a rate of 6% and subject to surcharges at a rate of 12% of the VAT payable. The Company did not incur any VAT tax for the year ended August 31, 2018 as the “Ai Bian Quan Qiu” platform did not start generating revenue until February, 2019.

Basic and Diluted Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

No potentially dilutive debt or equity instruments were issued or outstanding as of August 31, 2019 and August 31, 2018.

The earnings per share after the reverse stock split is presented retrospectively as if the reverse split had occurred at the very beginning of the business.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. The standard requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in its balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The guidance in ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018.

In September 2017, the FASB has issued ASU No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments.” The amendments in ASU No. 2017-13 amends the early adoption date option for certain companies related to the adoption of ASU No. 2014-09 and ASU No. 2016-02. Both of the below entities may still adopt using the public company adoption guidance in the related ASUs, as amended. The effective date is the same as the effective date and transition requirements for the amendments for ASU 2014-09 and ASU 2016-02.

In February 2018, the FASB issued guidance to address the income tax accounting treatment of the tax effects within other comprehensive income due to the enactment of the Tax Cuts and Jobs Act (the “Act”). This guidance allows entities to elect to reclassify the tax effects of the change in the income tax rates from other comprehensive income to retained earnings. The guidance is effective for periods beginning after December 15, 2018 although early adoption is permitted. The Company has evaluated and concluded that there was no impact on its consolidated financial position and results of operations.

F-11

In March 2018, the FASB issued ASU 2018-05: “Income Taxes (Topic 740)-Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118”. The amendments in this ASU add various SEC paragraphs pursuant to the issuance of SEC Staff Accounting Bulletin No. 118, which expresses the view of the staff regarding application of Topic 740, Income Taxes, in the reporting period that includes December 22, 2017 – the date on which the Tax Cuts and Jobs Act was signed into law. The Company has evaluated and concluded that there was no impact on its consolidated financial position and results of operations.

In June 2018, the FASB issued ASU 2018-07: “Compensation – Stock Compensation (Topic 718) – Improvements to Nonemployee Share-Based Payment Accounting”. This ASU expands the scope of Topic 718, Compensation—Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. This ASU supersedes Subtopic 505-50, Equity—Equity-Based Payments to Nonemployees. The amendments in this ASU are effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other companies, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company does not currently expect the adoption of the amendment to have a material impact on its consolidated financial position and results of operations.

In July 2018, the FSAB issued ASU 2018-10 ASC Topic 842: “Codification Improvements to Leases” The amendments are to address stakeholders’ questions about how to apply certain aspects of the new guidance in Accounting Standards Codification (ASC) 842, Leases. The clarifications address the rate implicit in the lease, impairment of the net investment in the lease, lessee reassessment of lease classification, lessor reassessment of lease term and purchase options, variable payments that depend on an index or rate and certain transition adjustments. The amendments in ASC Topic 842 are effective for EGC for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. While early application is permitted, including adoption in an interim period, the Company has not elected to early adopt. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.

In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842). This update provides entities with an additional (and optional) transition method to adopt the new leases standard. Under this method, an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Consequently, the prior comparative period’s financials will remain the same as those previously presented. Entities that elect this optional transition method must provide the disclosures that were previously required. The Company is evaluating the effect this new guidance will have on our consolidated financial statements and related disclosures.

NOTE 3 –PREPAID EXPENSES

On June 1, 2018, the Company entered into an agreement with an outside phone apps designer to develop a VideoMix smartphone app for video synthesis and sharing. In June of 2019, the Company completed the VideoMix development and reclassified the previously recognized prepaid expense related to this Videomix development as intangible asset. In August of 2019, the Company sold the video mix APP to Anyone Pictures Limited for $422,400 with a gain of $59,792.

On September 5, 2018, the Company acquired a movie copyright from Aura Blocks Limited at a purchase price of $768,000. As of August 31, 2019, the Company has one remaining payment of $153,600 recorded in other payable. The Company sold this movie copyright to China IPTV Industry Park Holding Ltd for $857,600 with a gain of $89,538.

Prepaid expense as of August 31, 2019 includes $6,667 prepaid consulting fees net of amortization, $3,500 prepayment of financial advisor fee, $11,000 prepayment of OTC market annual fee, and $803 prepaid website and domain fee.

F-12

NOTE 4 – RECEIVABLE ON ASSET DISPOSAL

Receivable on Asset Disposal is comprised of $1,280,000 receivable from sales of two intangible assets, a Videomix APP and a movie copyright. The receivable amount from the sales of the movie copyright and the Videomix APP are $857,600 and $422,400, respectively. Refer to NOTE 14 for the subsequent collection of this receivable balance.

NOTE 5 – NOTE RECEIVABLE

Note receivable relates to the one-year loan of $1,280,000 the Company lends to All In One Media Ltd at an annual interest rate of 10%. The loan principal is due at the end of the term on July 31, 2020. The Company has generated an interest income and an interest income receivable of $8,725 for the month of August, 2019.

NOTE 6 – DISCONTINUED OPERATIONS

On November 16, 2017, the Company sold the copyright and all other rights in a film named “Gong Fu Nv Pai” copyright and the mobile application (Amoney) assets to an unrelated party for $253,000 cash.

The sales of intangible assets qualified as a discontinued operation of the Company and accordingly, the Company has excluded results of the operations from its Consolidated Statements of Operations to present this revenue and expenses from these intangible assets in discontinued operations.

The following table shows the results of operations of mobile application and copyright for year ended August 31, 2019 and 2018 which are included in the gain from discontinued operations:

	Years ended
	August 31,
	2019	2018
Revenue	$—	$49,920
Cost of revenue	—	(11,912)
Income Tax Provision	—	—
Gain from discontinued operations	$—	$38,008

NOTE 7 – LEASEHOLD IMPROVEMENT

Leasehold improvement relates to renovation and upgrade of an office and an offline display store. There is a total cost of $165,760 due to the construction company, including $146,752 for renovation of the office and the store and $19,008 related to office furniture and appliances the construction company purchased on behalf of the Company. As of August 31, 2019, the Company has paid $161,088 to the construction company with a remaining unpaid balance of $4,672 recorded in other payable. As the renovation is completed as of August 31, 2019, the Company capitalized the renovation cost as leasehold improvement and the cost of furniture and appliances as fixed asset. The leasehold improvement is depreciated over 3 years which equal the terms of the operating lease for renting an office.

F-13

NOTE 8 – INTANGIBLE ASSETS

As of August 31, 2019, and August 31, 2018, the balance of intangible assets are as follows;

	August 31,
	2019	2018
Patent	$500,000	$500,000
Intellectual property: Aura	—	200,000
Intellectual property: Kryptokiosk	72,000	72,000
Wechat official account	99,584	—
Total cost	671,584	772,000
Accumulated amortization	(257,791)	(131,000)
Intangible asset, net	$413,793	$641,000

Amortization expenses for year ended August 31, 2019 and 2018 was $126,791 and $106,000 respectively.

On November 10, 2018, the Company sold the $200,000 intellectual property from Aura Blocks Limited for $80,000 with a realized loss of $120,000. In August of 2019, the Company sold the movie copyright to China IPTV Industry Park Holding Ltd for $857,600 with a gain of $89,538 and the Videomix APP to Anyone Pictures Limited for $422,400 with a gain of $59,792.

NOTE 9 – OTHER PAYABLE

Other payable primarily consists of the last installment of $153,600 to Aura Blocks Limited for purchasing the movie copyright, $3,584 payable for a cloud hosting service, and $4,672 remaining payment for the office renovation.

NOTE 10– RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note. During the year ended August 31, 2018, a shareholder paid an invoice of $74 on behalf of the Company. During the year ended August 31, 2019, there are no such related party transactions.

The Company has entered into a patent license agreement with a related party Guangzhou Shengshituhua Film and Television Company Limited (“Licensor”). The agreement is for a term of 5 years commencing on the effective date on June 1, 2017. The Company has already paid the licensor a non-refundable, up-from payment of $500,000 and shall pay a royalty of 20% of the gross revenue realized from the sale of licensed products and sub-licensing of this patent every year. The royalty expenses during the year ended August 31, 2019 and 2018 are $60,928 and $50,022, respectively.

In December, 2018, the Company appointed Brandy Gao as Chief Financial Officer and issued 100,000 shares as compensation. In February 2019, the Company appointed Linqing Yeas Chief Operational Officer and Lijun Yu as Chief Marketing Officer, and issued 10,000,000 shares to each of them as compensation. During the year ended August 31, 2019, $162,003 was paid to six executives in the form of stock-based compensation and $14,976 cash salary was paid to the Chief Operational Officer.

As of August 31, 2019, the company has $35,348 related party receivable from Youall Perform Services Ltd, owned by the Company’s Board of Director Jianli Deng. Youall Perform Services Ltd collected revenue from the performance matching platform (Ai Bian Quan Qiu) on behalf of the Company.

The Company rented an office from Zestv Studios Ltd., owned by the Chief Executive Officer Chiyuan Deng, and incurred a total related party payable of $5,504 as there is a one-month lag in payment of the office rent.

F-14

NOTE 11– EQUITY

Effective as of June 6, 2018, AB International Group Corporation amended its Articles of Incorporation to increase its authorized common stock to One Billion (1,000,000,000) shares, par value $0.001 per share.

During the year ended August 31, 2019, the following 40,600,000 common shares were returned to the Company due to the termination of the Investor Agreement to acquire 51% ownership of iCrowdU Inc:

▪	2,000,000 shares for acquisition of shares of iCrowdU as collateral and 8,000,000 shares as consideration.

▪	20,200,000 issued to Alexander Holtermann for employment as Chief Executive Officer, 10,200,000 to Ian Wright for employment as Chief Operational Officer, and 200,000 to Eichbaum Financial Reporting Services Inc. for consulting fees.

In June, 2019, the Company incurred a 50:1 common reverse stock split . Prior to approval of the reverse split the Company had a total of 177,100,000 issued and outstanding shares of common stock, par value $0.001. On the effective date of the reverse split, the Company has a total of 3,602,016 issued and outstanding shares of common stock, par value $0.001.

Upon the Reverse Split becoming effective, the par value per share of common stock will remain unchanged at $0.001 per share. As a result, on the effective date of the Reverse Split, the stated capital on the Company’s balance sheet attributable to our common stock will be reduced proportionally, based on the exchange ratio of the Reverse Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The net income or loss and net book value per share of common stock will be increased, because there will be fewer shares of common stock outstanding.

The Company issued the following common shares during year ended August 31, 2019:

▪	1,975,000 shares issued for consulting services of $59,250 to two third-party consultants during Q1, 2019 and 3,300,000 common shares for consulting services of $99,000 to nine third-party consultants during Q3, 2019

▪	20,100,000 shares for services from officers: 10,000,000 issued to Linqing Ye for employment as Chief Operational Officer, 10,000,000 issued to Lijun Yu for employment as Chief Marketing Officer, 100,000 to Brandy Gao for employment as Chief Financial Officer.

▪	18,000,000 common shares issued at $0.02 per share to five unrelated parties for proceeds of $360,000 during Q2, 2019. The five unrelated parties include Anyone Pictures Limited, Kangdi Liu, Lijun Yu, Zestv Features Limited, and All In One Media Limited.

▪	13,000,000 common shares issued at $0.02 per share to three unrelated parties, including 3,000,000 to Kangdi Liu and 10,000,000 Bonus Media Investment Limited during Q3, 2019 for total proceeds of $260,000 during Q3, 2019.

▪	3,000,000 common shares issued at $0.02 per share to an unrelated third party Zestv Features Limited in Q4, 2019 before the 50:1 reverse stock split for a total proceed of $60,000.

▪	20,000,000 common shares to the Chief Executive Officer Chiyuan Deng with 14,000,000 issued at $0.02 per share in Q3, 2019 and 600,000 shares issued at $2 per share in Q4, 2019 after the 50:1 reverse stock split for total cash proceeds of $1,480,000.

▪	620,000 common shares issued at $2 per share after the reverse stock split to five unrelated party, including 100,000 to All In One Media Limited, 60,000 to KangDi Liu, 130,000 to Anyone Pictures Limited, 165,000 to StarEastNet, and 165,000 to Baoyu Chen, for total proceeds of $1,240,000

The Company has 4,822,016 issued and outstanding shares of common stock as of August 31, 2019 and 147,325,000 issued and outstanding shares of common stock as of August 31, 2018, prior to the stock reverse split. These common shares were held by approximately 513 and 32 shareholders of record at August 31, 2019 and 2018, respectively.

F-15

NOTE 12– INCOME TAXES

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the “Act”) resulting in significant modifications to existing law. The Company has completed the accounting for the effects of the Act. The Company’s financial statements for the year ended August 31, 2019 reflect certain effects of the Act which includes a reduction in the corporate tax rate from 35% to 21% as well as other changes.

Components of net deferred tax assets, including a valuation allowance, are as follows as of August 31, 2019 and August 31, 2018:

	August 31,
	2019	2018
Deferred tax asset attributable to:
Net operating loss carry over	$201,056	$149,948
Less: valuation allowance	(201,056)	(149,948)
Net deferred tax asset	$—	$—

The valuation allowance for deferred tax assets was $201,056 as of August 31, 2019 and $149,948 as of August 31, 2018. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of August 31, 2019 and August 31, 2018.

Reconciliation between the statutory rate and the effective tax rate is as follows at August 31, 2019 and August 31, 2018:

	2019	2018
Federal statutory tax rate	21%	21%
Change in valuation allowance	(21%)	(21%)
Effective tax rate	0%	0%

The Company’s fully owned subsidiary App Board Limited registered and located in Hong Kong. It is governed by the income tax law of the Hong Kong and is subject to a tax rate of 16.5%.

During the years ended August 31, 2019 and 2018, the Company and its subsidiary have incurred a loss of ($404,635) and ($1,111,950), respectively. As a result, the Company and its subsidiary did not incur any income tax during the years ended August 31, 2019 and 2018.

NOTE 13 – CONCENTRATION RISK

45% and 100% of revenue was generated from one customer during the year ended August 31, 2019 and 2018, respectively.

100% of account receivables was due from one customer as of August 31, 2019 and August 31, 2018.

F-16

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Operating lease

The Company leases office premises and a display store under non-cancelable operating lease agreements with an option to renew the lease. The rental expense for the year ended August 31, 2019 and 2018 was $34,381 and $19,456 respectively. All leases are on a fixed payment basis. None of the leases include contingent rentals. The Company had lease commitment of $229,120 as of August 31, 2019, of which $87,245 was within one year.

Future lease commitments

FY 2020	$87,245
FY 2021	$87,245
FY 2022	$54,630
Total	$229,120

NOTE 15 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to August 31, 2019 to the date these financial statements were issued.

On September 2, 2019, the Company paid off the balance of $153,600 to Aura Blocks Limited to acquire the movie copyright. On September 3, 2019, the Company collected the sales proceeds of $857,600 from selling the movie copyright. On September 24 and October 16, 2019, the Company collected $422,400 from Anyone Pictures Limited for the sales of the Videomix APP. Therefore, $1,280,000 receivable from sales of two intangible assets has been collected.

On September 4, 2019, the Company entered into another loan agreement to lend $1,049,600 at an annual interest rate of 10% to All In One Media Ltd, previously named as Aura Blocks Limited, for producing films and digital videos in Hong Kong. The term of note receivable is from September 4, 2019 to March 3, 2020.

Effective October 17, 2019, the Company has appointed Mr. Ho Fai Lam and Ms. Gigi Ruiyu Guan as members of Board of Directors. As non-employee directors, Mr. Lam and Ms. Guan will be entitled to participate in our Director Compensation Plan. Under Plan, independent directors will receive $1,000 for each meeting of the Board of Directors attended in person and $1,000 for each two meetings of the Board of Directors in which they participate by telephone or video conference. Additionally, they will receive an annual payment of (i) 2,000 shares of the Company’s common stock, par value $0.001, which shall be paid in quarterly grants of 500 shares, and (ii) an option to purchase 2,000 shares of the Company’s common stock, a quarter of which shall vest each quarter. This Plan is based on three-year term of office.

F-17

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

AB INTERNATIONAL GROUP CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	May 31,	August 31,
	2020	2019
	(Unaudited)	(Audited)

ASSETS
Current Assets
Cash and cash equivalents	$1,691,057	$1,564,750
Prepaid expenses	21,739	21,970
Accounts receivable	112,100	35,300
Related party receivable	87,581	34,994
Note receivable	1,047,040	1,047,040
Interest receivable	34,965	8,725
Receivable on asset disposal	—	1,280,000
Total Current Assets	2,994,482	3,992,779

Fixed assets, net	17,337	20,124
Leasehold improvement, net	97,537	134,523
Intangible assets, net	213,947	413,793
Long-term prepayment	1,011,200	—
Other assets	15,027	15,027
TOTAL ASSETS	$4,349,530	$4,576,246

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$66,720	$116,664
Convertible note and derivative liability	435,273	—
Due to shareholder	2,863	2,037
Tax payable	56,750	64,564
Other payable	3,584	161,856
Total Current Liabilities	565,190	345,121

Stockholders’ Equity
Common stock, $0.001 par value, 1,000,000,000 shares authorized; 4,822,016 and 4,822,016 shares issued and outstanding, as of May 31, 2020 and August 31, 2019, respectively	4,822	4,822
Additional paid-in capital	6,677,965	6,520,980
Accumulated deficit	(2,183,225)	(1,452,020)
Unearned shareholders' compensation	(715,222)	(842,657)
Total Stockholders’ Equity	3,784,340	4,231,125
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,349,530	$4,576,246

The accompanying notes are an integral part of these financial statements.

F-18

AB INTERNATIONAL GROUP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended		Three Months Ended
	May 31,		May 31,
	2020	2019	2020	2019

Revenue	$371,543	$272,674	$76,800	$120,227
Cost of revenue	137,217	124,660	42,192	44,452
Gross Profit	234,326	148,013	34,608	75,774

OPERATING EXPENSES
General and administrative expenses	(619,032)	(363,211)	(185,789)	(233,281)
Research and development expenses	(108,800)	—	(108,800)	—
Related party salary and wages	(138,685)	(264,334)	(49,833)	(63,250)
Total Operating Expenses	(866,517)	(627,545)	(344,422)	(296,531)

OTHER INCOME (EXPENSES)
Loss on sale of intangible assets	—	(120,000)	—	—
Interest expense	(44,697)	88	(2,070)	38
Gain /loss from change in fair value	(54,316)	—	(3,990)	—
Total other income (expenses)	(99,013)	(119,912)	(6,060)	38

LOSS FROM OPERATIONS
Income tax provision	—	—	—	—
Net loss from operations	(731,205)	(599,444)	(315,874)	(220,719)

NET INCOME (LOSS)	$(731,205)	$(599,444)	$(315,874)	$(220,719)

NET INCOME (LOSS) PER SHARE: BASIC	$(0.15)	$(0.20)	$(0.04)	$(0.07)
NET INCOME (LOSS) PER SHARE: DILUTED	$(0.15)	$(0.20)	$(0.04)	$(0.07)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC	4,822,016	3,021,538	4,822,016	3,189,826
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: DILUTED	4,972,792	3,021,538	4,972,792	3,189,826

The accompanying notes are an integral part of these financial statements.

F-19

AB INTERNATIONAL GROUP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(Unaudited)

	Common Stock
	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Unearned Shareholders' Compensation	Total Equity

Balance - August 31, 2018	147,325,000	$147,325	$2,866,868	$(1,047,386)	$(918,100)	$1,048,707
Common shares returned for cancelled acquisition of iCrowdU Inc.	(40,600,000)	(40,600)	—	—	30,600	(10,000)
Common shares issued at $0.02 per share	45,000,000	45,000	855,000	—	—	900,000
Common shares issued to officers for services	20,100,000	20,100	582,900	—	2,799	605,799
Common shares issued for third party services	5,275,000	5,275	152,975	—	—	158,250
Net loss				(599,444)	—	(599,444)
Balance - May 31, 2019	177,100,000	$177,100	$4,457,743	$(1,646,829)	$(884,701)	$2,103,313

Balance - August 31, 2019	4,822,016	$4,822	$6,520,980	$(1,452,020)	$(842,657)	$4,231,125
Common shares issued to officers for services	—	—	—	—	127,435	127,435
Common shares issued for third party services	—	—	—	—	—	—
Warrant shares issued in conjunction with convertible notes	—	—	156,985	—	—	156,985
Net loss	—	—	—	(731,205)	—	(731,205)
Balance - May 31, 2020	4,822,016	$4,822	$6,677,965	$(2,183,225)	$(715,222)	$3,784,340

The accompanying notes are an integral part of these financial statements.

F-20

AB INTERNATIONAL GROUP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	May 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from operations	$(731,205)	$(599,444)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Executive salaries and consulting fees paid in stock	127,435	305,584
Depreciation of fixed asset	39,325	—
Amortization of intangible asset	88,731	89,904
Impairment of intangible asset	111,115	—
Loss/(gain) on sales of intangible assets	—	120,000
Gain /Loss from change in fair value of derivatives	54,316	—
Interest expense	193,591	—
Changes in operating assets and liabilities:
Accounts receivable	(76,800)	(25,700)
Receivable on asset disposal	1,280,000	—
Interest receivable	(26,240)	—
Related party receivable	(52,588)	(44,834)
Prepaid expenses	231	(455,362)
Rent security & electricity deposit	—	(14,541)
Long-term prepayment	(1,011,200)	—
Accounts payable and accrued liabilities	(49,945)	95,080
Accrued payroll	—	(86,536)
Tax payable	(7,814)	—
Due to shareholder	826	—
Other payable	(157,824)	—
Net cash used in operating activities	(218,045)	(615,849)

CASH FLOWS FROM INVESTING ACTIVITIES
Sales of intangible asset	—	80,000
Renovation of an office and an offline display store	—	(58,688)
Development of intangible asset	—	(99,584
Net cash used in / (provided by) investing activities	—	(78,272)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible notes and warrants	344,352	—
Proceeds from common stock issuances	—	900,000
Net cash provided by financing activities	344,352	900,000

Net increase (decrease) in cash and cash equivalents	126,307	205,879
Cash and cash equivalents - beginning of the quarter	1,564,750	210,202
Cash and cash equivalents - end of the quarter	$1,691,057	$416,081

Supplemental Cash Flow Disclosures
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Non-Cash Activities:
Issuance of warrants in conjunction with convertible notes	$156,985	$—
Common shares returned for cancelled acquisition of iCrowdU	$—	$(10,000)
Prepaid expense reversed for cancelled acquisition of iCrowdU	$—	$10,000
Issuance of common stock for services	$—	$305,584

The accompanying notes are an integral part of these financial statements.

F-21

AB INTERNATIONAL GROUP CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended May 31, 2020 and May 31, 2019

(Unaudited)

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

AB International Group Corp. (the "Company", "we" or "us") was incorporated under the laws of the State of Nevada on July 29, 2013 and originally intended to purchase used cars in the United States and sell them in Krygyzstan. The Company's fiscal year end is August 31.

On January 22, 2016, our former sole officer, who owned 83% of our outstanding common shares, sold all of his common shares to unrelated investor Jianli Deng. After the stock sale, we modified our business to focus on the creation of a mobile app marketing engine. The app was designed for movie trailer promotions and we planned to generate a subscriber base of smartphone users primarily through pre-installed app smartphone makers, online app stores, WeChat official accounts, Weibo and other social network media outlets and sell prepaid cards or coins to movie distributors or other video advertisers in China. We created the app “Amoney” for the Android smartphone platform to develop a WeChat micro-shop that was designed to display and deliver a variety of information and links for download or online watch prices in the China market.

On June 1, 2017, we entered into a Patent License Agreement (the “Agreement”) pursuant to which Guangzhou Shengshituhua Film and Television Company Limited, a company incorporated in China (“Licensor”), granted to us a worldwide license to a video synthesis and release system for mobile communications equipment (the “Technology”). The Technology is the subject of a utility patent in the People’s Republic of China. Under the Agreement, we are able to utilize, improve upon, and sub-license the technology for an initial period of one year from October 1, 2017 to September 30, 2018, subject to a right to renew. We were obligated to pay the Licensor $500,000 within 30 days of the date of the Agreement and a royalty fee in the amount of 20% of any proceeds resulting from our utilization of the Technology, whether in the form of sub-licensing fees or sales of licensed products. Our Chief Executive Officer, Chiyuan Deng and former Chief Executive Officer, Jianli Deng, jointly own and control Licensor. On October 10, 2017, we completed the payment of $500,000 initial payment amount due under the Agreement. In October of 2019, the term of this sublicensing agreement was renewed and extended until October 31, 2020.

Our License to the Technology generates revenue through sub-license monthly fees from a smartphone app on Android devices. This app was already existing and licensed at the time we acquired the Technology.

On March 10, 2018, we acquired intellectual property for $200,000 from All In One Media Ltd, previously named as Aura Blocks Ltd. On March 19, 2018, we entered into consulting agreements (the “Consulting Agreements”) with four consultants (the “Consultants”). The Consulting Agreements have terms or either two or three years. Under the Consulting Agreements the Consultants will provide services to us in Hong Kong and China related to blockchain technology and krypto kiosks. In consideration for the services provided by the Consultants, we have issued the Consultants a total of 1,100,000 shares of our common stock. On November 10, 2018, the Company sold this intellectual property to China IPTV Industry Park Holdings Ltd. for $80,000.

On March 21, 2018, we acquired the intellectual assets of KryptoKiosk Limited, a crypto currencies kiosk company which has licenses and patent in Australia, which enable the operation of cryptocurrency ATMs that allow buying and selling of Bitcoin, Litecoin, and Ethererum all in one terminal. The Company plans to generate revenue through sub-licensing fees for the operation of cryptocurrency ATMs. Through the foregoing the Company proposes to bring a physical aspect to something that is otherwise very abstract to people. We also issued to JPC Fintech Limited 2,400,000 common shares with a market value of $72,000 exchange of KryptoKiosk Limited’s assets consist mostly of intellectual property, including, but not limited to, certain domain names, copyrights, trademarks, and patents pending, but also include contract rights and personal property.

We planned to generate revenue through sub-licensing fees for the operation of cryptocurrency ATMs. Through the foregoing, we proposed to bring a physical aspect to something that is otherwise very abstract to people. We planned to invest in machines and sell sub-licenses in the Asia Pacific region with future world-wide expansion. We had promoted and marketed the ATM business for 6 months or until around August 2018, because the BTC and cryptocurrencies price went

F-22

down. The IP, however, was never transferred to us. We have repeatedly requested from Messrs. Grounds, Vickery and Shakespare access to the domains and websites and other information concerning the IP assets. As of the date of this annual report, no such information has been provided. In addition, the IP including domain names were transferred to others while Messrs. Vickery and Shakespare were officers of our company. As a result, we ceased promotions and marketing on the ATM business and relations cryptocurrencies business in September 2018. On November 21, 2018, we had sent the final notice that JPC Fintech has materially breached the agreement. We requested that JPC Fintech Ltd. return its stock certificate received in the transaction to our transfer agent for immediate cancellation. We have not yet received the certificate for termination. In February of 2020, 100% of the intellectual assets of KryptoKiosk Limited‘s carrying value $48,000 net of amortization is written off since the IP was never transferred to us and no revenue was generated from this intellectual asset.

On May 9, 2018, we entered into an investor agreement with iCrowdU Inc. We agreed to purchase 228,013 shares of iCrowdU Inc. at a share price of $1.228 for total consideration of $280,000. iCrowdU Inc. offers an online platform and mobile app for crowd funding services targeting the global crowd funding market.

Furthermore, it was agreed to exchange 2,000,000 shares of our common stock for 2,000,000 shares of common stock in iCrowdU Inc. This share exchange was made as collateral in advance of an investment of $1,935,000 by us into iCrowdU Inc., which never occurred.

On or about May 9, 2018, we entered into consultancy agreements with Alexander Holtermann, Ian Wright and Luis Hadic. Each of Messrs. Holtermann, Wright and Hadic received 200,000 shares of our common stock under the consultancy agreements.

On or about July 26, 2018, we entered into an investment agreement with iCrowdU Inc. for the purchase of 40% of iCrowdU in exchange for 8,000,000 shares of our common stock that would be split between Messrs. Holtermann and Wright at 70% and 30%, respectively, and an investment of $10,000,000. The 8,000,000 shares were cut but not delivered to Messrs. Holtermann and Wright and no part of the $10,000,000 was invested by us into iCrowdU Inc.

On or about July 31, 2018, we entered into employment agreements with Messrs. Holtermann and Wright for the consideration provided for under the agreements.

On October 25, 2018, the above parties entered into an Agreement for Termination and Release that terminated all outstanding agreements among the parties and released each party from the other. We agreed to settle outstanding expenses and costs incurred by iCrowdU Inc., in the sum of $6,444.90. In addition, all parties agreed to return any shares received from the above agreements, save we shall be permitted to retain the 228,013 shares purchased in iCrowdU Inc. Finally, we agreed to amend our Current Report on Form 8-K concerning certain disclosures made therein. We amended the report as per the agreement.

On September 5, 2018, the Company entered into an agreement to acquire a movie copyright for $768,000 from All In One Media Ltd, which holds 200,000 common shares of the Company as of August 31, 2019 and is previously named as Aura Blocks Limited. The remaining balance to Aura Blocks Limited is $153,600 as of August 31, 2019. The Company has obtained the exclusive permanent broadcasting right outside the mainland China and is expected to generate revenues from showing the movie online, in theaters, and on TV outside the mainland China once this movie is completed in June, 2019. In August of 2019, the Company sold this movie copyright to China IPTV Industry Park Holding Ltd for $857,600 with a gain of $89,538.

In December of 2018, we engaged StarEastnet, a software developer that holds 171,000 common shares of the Company as of August 31, 2019, to start developing a performance matching platform (Ai Bian Quan Qiu) and a WeChat official account to advertise the platform. The matching platform is to arrange performance events for celebrities and performers. Performers can set their schedules and quotes on the platform. The platform will maximize their profits from performance events by optimizing their schedules based upon quotes and event locations and save time from commuting among different events. “Ai Bian Quan Qiu” utilizes the artificial intelligence (AI) matching technology to instantly and accurately match performers and advertisers or merchants. The company charges agency service fees for each successful event matched through the platform. Since no large social gathering is allowed as a result of COVID-19, there has been no revenue generated from the performance matching platform (Ai Bian Quan Qiu) since the end of January, 2020. In February of 2020, the Company decided that 80% of the carrying amount of Ai Bian Quan Qiu platform and its Wechat official account was impaired. Due to the quarantine and continuous control imposed by the state and local governments in areas affected by COVID-19, merchant advertising events have been suspended for 7 months. The Company decided to shut down the Ai Bian Quan Qiu platform, which has created an adverse impact on the business and financial condition and hampered its ability to generate revenue and access sources of liquidity on reasonable terms.

F-23

In June, 2019, the Company completed the development of a video mix APP for social video sharing via iOS and Android smartphones. This app was originally planned to take advantage of the core design philosophy of “My film anyone, anywhere, anytime be together” as similar and competitive innovative video and community apps have been activated on over 2 million unique devices in China as of December 31, 2017 and precipitated the duet video synthesis phenomenon in China. However, the Company decided to focus on the “Ai Bian Quan Qiu” platform as its main business and thus sold the video mix APP to Anyone Pictures Limited, which holds 242,980 common shares of the Company, for $422,400 with a gain of $59,792 in August of 2019.

In August of 2019, the Company entered into a one-year loan agreement to lend $1,047,040 at an annual interest rate of 10% to All In One Media Ltd, previously named as Aura Blocks Limited, for producing films and digital videos in Hong Kong. The term of note receivable is from August 1, 2019 to July 31, 2020.

On September 4, 2019, the Company entered into another loan agreement to lend $1,049,600 at an annual interest rate of 10% to All In One Media Ltd, previously named as Aura Blocks Limited. The term of note receivable is from September 4, 2019 to March 3, 2020. This loan balance was paid off in full on May 4th, 2020.

On April 22, 2020, the Company has announced the first phase development of its highly anticipated video streaming service, the Company expects a full launch this year. The online service will be marketed and distributed in the world under the brand name ABQQ.tv. ABQQ.tv is expected to generate a new and profitable revenue stream immediately following its launch derived from its hybrid subscription and advertising business model. The Company’s decision to accelerate the development and launch date of the video streaming service was largely a result of the mandatory quarantine implemented for the COVID-19 pandemic, as the video streaming increased by as much as 70% during the quarantine period in February and March this year.

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year-end is August 31. The financial statements have been prepared on a consolidated basis, with their fully owned subsidiary App Board Limited.

Basis of Consolidation

The financial statements have been prepared on a consolidated basis, with the Company’s fully owned subsidiary App Board Limited registered and located in Hong Kong. No intercompany balances or transactions exist during the period ended May 31, 2020 and May 31, 2019.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

F-24

Foreign Currency Transactions

The Company’s planned operations are outside of the United States, which results in exposure to market risks from changes in foreign currency rates. The financial risk arise from the fluctuations in foreign exchange rates and the degrees of volatility in these rates. Currently the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Non-monetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

Accounts Receivable

Accounts receivable consist of amounts due from Anyone Pictures Limited for the sub-licensing fee revenue. Amounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. No amount for bad debt expense has been recorded by the Company during the nine months ended May 31, 2020 and May 31, 2019, and no write-off for bad debt were recorded for the nine months ended May 31, 2020 and May 31, 2019.

Prepaid Expenses

Prepaid expenses primarily consist of consulting fees that have been paid in advance and prepayments of OTC market annual fee, website domain fee, TV promotion fee, and investor relation fee.

The prepaid balances are amortized when the related expense is incurred.

Note Receivable

Note receivable is a one-year note bearing annual interest of 10% with the principal payable annually at the end of the term. Interest is due and payable, at the election of the Company, in cash on the Maturity Date, as applicable, or if the note receivable is prepaid earlier, on such prepayment date. Therefore, interest income is recorded along with interest receivable throughout the note period.

Fixed Asset

Fixed asset consists of furniture and appliances acquired for the office. The balance is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over estimated useful lives listed below:

Estimated Useful Life
Furniture	7 years
Appliances	5 years

Leasehold Improvement

Leasehold improvement is related to the enhancements paid by the Company to leased office and store. Leasehold improvement represents capital expenditures for direct costs of renovation or acquisition and design fees incurred. The amortization of leasehold improvements commences once the renovation is completed and ready for the Company’s intended use. Leasehold improvement is amortized over the lease term of 3 years.

F-25

Intangible Assets

Intangible assets are stated at cost and depreciated as follows:

●	Mobile application product: straight-line method over the estimated life of the asset, which has been determined by management to be 3 years

●	Movie copyrights: income forecast method for a period not to exceed 10 years

●	Patent: straight-line method over the term of 5 years based on the patent license agreement

Amortized costs of the intangible asset are recorded as cost of sales, as the intangible asset is directly related to generation of revenues in the Company.

Revenue Recognition

The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, applying the modified retrospective method.

In accordance with ASC Topic 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

The Company does not believe that significant management judgements are involved in revenue recognition, but the amount and timing of the Company’s revenues could be different for any period if management made different judgments or utilized different estimates. Generally, the Company recognizes revenue under ASC Topic 606 for its performance obligation.

The Company generates revenue from sub-licensing a patent and charging a service fee from the “Ai Bian Quan Qiu” platform for actors and commercial events matching.

The sub-licensing revenue is recognized monthly based upon the number of users who download the APP that utilizes the Company’s patent. The monthly royalty the Company charges Anyone Pictures Limited is $12.8 per 1000 APP users. During the year of 2019, both parties agreed to charge the sublicensing fee based upon a fixed number 2,000,000 users.

The “Ai Bian Quan Qiu” platform service revenue is derived principally from providing matching service to merchants who are looking for actors to perform at their advertising events. The Company recognizes revenue upon a matching event is accepted by actors with a service fee of 10% of the actors’ quote for performing at the events. For the service fee revenue from the “Ai Bian Quan Qiu” platform, the Company does not control the specified goods or services before that is transferred to the customers and thus the Company is an agent. Therefore, this service revenue is recognized at a net basis.

Leasing

The Company has operating leases for an office and a store for display with expiration dates through 2022. The Company determines whether an arrangement is or includes an embedded lease at contract inception. Lease expense is recognized on a straight-line basis over the lease term.

F-26

Impairment of Long-lived asset

The Company evaluates its long-lived assets or asset group, including intangible assets with indefinite and finite lives, for impairment. Intangible assets with indefinite lives that are not subject to amortization are tested for impairment at least annually or more frequently if events or changes in circumstances indicate that the assets might be impaired in accordance with ASC 350. Such impairment test compares the fair values of assets with their carrying values with an impairment loss recognized when the carrying values exceed fair values. For long-lived assets and intangible assets with finite lives that are subject to depreciation and amortization are tested for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset or a Group of long-lived assets may not be recoverable. When these events occur, the Company evaluates impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the excess of the carrying amount of the asset group over its fair value.

Impairment losses are included in G&A expense. The impairment loss of intangible assets was $111,115, including $48,000 for the intellectual assets acquired from KryptoKiosk Limited and $63,115 for the performance matching platform “Ai Bian Quan Qiu” and its WeChat official account.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements” (ASC 820) and ASC 825, “Financial Instruments” (ASC 825), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of cash, accounts payable, and accrued liabilities approximate fair value. Pursuant to ASC 820 and 825, the fair value of cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. The fair values of warrant liabilities and derivative liabilities embedded in convertible notes are determined by level 3 inputs.

Accounting for Derivative Instruments

The Company accounts for derivative instruments in accordance with ASC Topic 815, “Derivatives and Hedging” (ASC 815) and all derivative instruments are reflected as either assets or liabilities at fair value in the balance sheet.

The Company uses estimates of fair value to value its derivative instruments. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company's policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads (including for the Company's liabilities), relying first on observable data from active markets. Additional adjustments may be made for factors including liquidity, credit, bid/offer spreads, etc., depending on current market conditions. Transaction costs are not included in the determination of fair value. When possible, the Company seeks to validate the model's output to market transactions. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820 based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments at fair value as discussed above. Changes in fair value are recognized in the period incurred as either gains or losses.

F-27

Warrants

Warrants are classified as equity and the proceeds from issuing warrants in conjunction with convertible notes are allocated based on the relative fair values of the base instrument of convertible notes and the warrants by following the guidance of ASC 470-20-25-2 as below:

Proceeds from the sale of a debt instrument with stock purchase warrants (detachable call options) shall be allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds so allocated to the warrants shall be accounted for as paid-in capital. The remainder of the proceeds shall be allocated to the debt instrument portion of the transaction. This usually results in a discount (or, occasionally, a reduced premium), which shall be accounted for as interest expense under Topic 835 Interest.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740 “Income Taxes”. Under ASC 740 deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At May 31, 2020, there was unrecognized tax benefits. Please see Notes 13 for details.

Value-Added Taxes

The Company generates revenue in People's Republic of China (PRC) via the “Ai Bian Quan Qiu” platform and is subject to a value-added tax at an effective rate of 6%. In accordance with PRC law, the Company is also subject to surcharges, which includes urban maintenance and construction taxes and additional education fees on VAT payable.

For the nine months ended May 31, 2020, the Company’s revenue generated from the “Ai Bian Quan Qiu” platform is subject to VAT at a rate of 6% and subject to surcharges at a rate of 12% of the VAT payable.

Basic and Diluted Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. The earnings per share after the reverse stock split is presented retrospectively as if the reverse split had occurred at the very beginning of the business. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share is computed using the weighted average number of common shares and potential common shares outstanding during the period for warrants, options and restricted shares under treasury stock method, and for convertible debts under if-convertible method, if dilutive. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period and excludes all potential common shares if their effects are anti-dilutive.

In accordance with the Company’s convertible note agreements, the Note Holders have the option to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into common stock at a conversion price equal to a price which is 55% or 60% of the lowest trading price during the 10 or 20 days prior to the day that the Holder requests conversion. 55% is applicable to EMA Financial whereas 60% applies for the other counterparties. The lowest trading price during 10 days prior to conversion is applicable to East Capital and East Capital, whereas the other counterparties utilize the lowest trading price during the preceding 20 days. The number of diluted shares from convertible notes is calculated with the assumption of converting all the outstanding principal balance and unpaid interest expense to common shares at the beginning of the period or at the time of issuance, if later.

F-28

The number of diluted shares from warrants is the upper limit to which warrants can be converted into common shares.

As of May 31, 2020, 101,716 potentially diluted shares were from convertible notes and 49,060 potentially diluted shares were from warrants. 49,060 diluted shares are the maximum number of common shares these warrants can be converted into. No potentially dilutive debt or equity instruments were issued or outstanding as of August 31, 2019.

	Nine Months Ended
	May 31,
Diluted shares not included in basic loss per share computation	2020	2019
Warrants	49,060	—
Convertible notes	101,716	—

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. The standard requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in its balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The guidance in ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018.

In September 2017, the FASB has issued ASU No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments.” The amendments in ASU No. 2017-13 amends the early adoption date option for certain companies related to the adoption of ASU No. 2014-09 and ASU No. 2016-02. Both of the below entities may still adopt using the public company adoption guidance in the related ASUs, as amended. The effective date is the same as the effective date and transition requirements for the amendments for ASU 2014-09 and ASU 2016-02.

In February 2018, the FASB issued guidance to address the income tax accounting treatment of the tax effects within other comprehensive income due to the enactment of the Tax Cuts and Jobs Act (the “Act”). This guidance allows entities to elect to reclassify the tax effects of the change in the income tax rates from other comprehensive income to retained earnings. The guidance is effective for periods beginning after December 15, 2018 although early adoption is permitted. The Company has evaluated and concluded that there was no impact on its consolidated financial position and results of operations.

In March 2018, the FASB issued ASU 2018-05: “Income Taxes (Topic 740)-Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118”. The amendments in this ASU add various SEC paragraphs pursuant to the issuance of SEC Staff Accounting Bulletin No. 118, which expresses the view of the staff regarding application of Topic 740, Income Taxes, in the reporting period that includes December 22, 2017 – the date on which the Tax Cuts and Jobs Act was signed into law. The Company has evaluated and concluded that there was no impact on its consolidated financial position and results of operations.

In June 2018, the FASB issued ASU 2018-07: “Compensation – Stock Compensation (Topic 718) – Improvements to Nonemployee Share-Based Payment Accounting”. This ASU expands the scope of Topic 718, Compensation—Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. This ASU supersedes Subtopic 505-50, Equity—Equity-Based Payments to Nonemployees. The amendments in this ASU are effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other companies, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company does not currently expect the adoption of the amendment to have a material impact on its consolidated financial position and results of operations.

F-29

In July 2018, the FSAB issued ASU 2018-10 ASC Topic 842: “Codification Improvements to Leases” The amendments are to address stakeholders’ questions about how to apply certain aspects of the new guidance in Accounting Standards Codification (ASC) 842, Leases. The clarifications address the rate implicit in the lease, impairment of the net investment in the lease, lessee reassessment of lease classification, lessor reassessment of lease term and purchase options, variable payments that depend on an index or rate and certain transition adjustments. The amendments in ASC Topic 842 are effective for EGC for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. While early application is permitted, including adoption in an interim period, the Company has not elected to early adopt. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.

In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842). This update provides entities with an additional (and optional) transition method to adopt the new leases standard. Under this method, an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Consequently, the prior comparative period’s financials will remain the same as those previously presented. Entities that elect this optional transition method must provide the disclosures that were previously required. The Company is evaluating the effect this new guidance will have on our consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement,” to improve the effectiveness of disclosures in the notes to financial statements related to recurring or nonrecurring fair value measurements by removing amounts and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation processes for Level 3 fair value measurements. The new standard requires disclosure of the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019.

NOTE 3 –PREPAID EXPENSES

Prepaid expense was $21,739 and $21,970 as of May 31, 2020 and August 31, 2019, respectively. Prepaid expense at May 31, 2020 included $15,333 prepaid consulting fees, $2,000 prepayment of OTC market annual fee, $219 prepaid website and domain fee, $1,853 prepaid TV promotion fee, and $2,333 prepaid investor relation fee.

NOTE 4 – NOTE RECEIVABLE

Note receivable relates to two loan agreements entered with All In One Media, previously named as Aura Blocks Limited, in August and September of 2019, respectively. The note receivable entered in August, 2019 is a one-year loan of $1,047,040 the Company lends to All In One Media Ltd at an annual interest rate of 10%. The loan principal is due on July 31, 2020. The note receivable entered in September, 2019 is to lend $1,049,600 at an annual interest rate of 10% to All In One Media Ltd with a term from September 4, 2019 to March 3, 2020.

On May 4th, 2020, All In One Media paid off the loan principal of $1,049,600 with 5 months’ interest of $43,717. The Company has received 2 months’ extra interest income due to the delay in payment from All In One Media Ltd. As of May 31, 2020, and August 31, 2019, the Note receivable balance was both $1,047,040 and the interest receivable balance was $34,965 and $8,725, respectively. For the nine months ended May 31, 2020, the Company has generated an interest income of $148,549 from these two note receivables.

NOTE 5 – FIXED ASSETS AND LEASEHOLD IMPROVEMENT

The Company capitalized the renovation cost as leasehold improvement and the cost of furniture and appliances as fixed asset. Leasehold improvement relates to renovation and upgrade of an office and an offline display store. The leasehold improvement is depreciated over 3 years which equal the terms of the operating lease for renting an office. The furniture and appliances are depreciated over 7 and 5 years, respectively.

F-30

The total original cost was $167,278, including $146,304 for renovation of the office and the store and $20,974 office furniture and appliances. The accumulated depreciation was $52,404 and $12,631 at May 31, 2020 and August 31, 2019, respectively.

	May 31,	August 31,
	2020	2019
Appliances and furniture	$20,974	$20,974
Leasehold improvement	146,304	146,304
Total cost	167,278	167,278
Accumulated depreciation	(52,404)	(12,631)
Property and equipment, net	$114,874	$154,647

NOTE 6 – INTANGIBLE ASSETS

As of May 31, 2020 and August 31, 2019, the balance of intangible assets are as follows;

	May 31,	August 31,
	2020	2019
Patent	$500,000	$500,000
Intellectual property: Kryptokiosk	—	72,000
Ai Bian Quan Qiu platform	19,917	99,584
Total cost	519,917	671,584
Accumulated amortization	(305,970)	(257,791)
Intangible asset,net	$213,947	$413,793

Amortization expenses for nine months ended May 31, 2020 and 2019 was $88,731 and $89,904, respectively.

NOTE 7 - LONG-TERM PREPAYMENT

In September 2019, the Company entered into an agreement with its related party Youall Perform Services Ltd. for upgrading software of the “Ai Bian Quan Qiu” platform at a cost of $128,000. $108,800 was paid upon signing the agreement and recorded as long-term prepayment in Q1, FY2020. As COVID-19 restricted crowd-gathering, “Ai Bian Quan Qiu” platform did not generate any revenue in Q2 and Q3, FY2020. The Company impaired 80% of the “Ai Bian Quan Qiu” platform intangible asset value in Q2 2020. As such, $108,800 prepayment was expensed as research and development expense in Q3, FY2020.

As of May 31, 2020, the long-term prepayment balance of $1,011,200 relates to three movie copyrights. In November 2019, the Company acquired two movie copyrights at a price of $256,000 for “Lushang” and $115,200 for “Qi Qing Kuai Che”. Both of them have been fully paid and recorded as long-term prepayment. The estimated earliest release date of these two movies will be in the third quarter of FY2021. In January 2020, the Company acquired another movie copyright “Ai Bian Quan Qiu” at a price of $870,978. As of May 31, 2020, $640,000 has been paid and recorded as long-term prepayment for this movie copyright.

NOTE 8 - CONVERTIBLE NOTES

On November 18, 2019, the Company closed a private financing with EMA Financial, LLC (“EMA Financial” or the “Holder”) by issuing a convertible note (the “Note”). The Note has an original principal amount of $250,000, and upon issuance, the Company is expected to receive net proceeds of $228,333 after subtracting an original issue discount of $21,667 per the Note agreement. This Note carries a prorated original issue discount of up to $21,667 (the “OID”), to cover the Holder’s monitoring costs associated with the purchase and sale of the Note, which is included in the principal balance of this Note.

F-31

As part of initial closing the outstanding principal amount shall be $75,000 and the Holder shall pay $68,500 of the consideration (the “First Tranche”). Out of $68,500 consideration, the Company has received $64,737 cash from EMA Financial with the remaining $3,763 spent as legal expense for note issuance and due diligence fees.

The term of the convertible note is 9 months with the maturity date on August 18, 2020. The interest rate of 10.0% per annum. Upon an event of default, the interest rate will be equal to the 24.0% per annum from the due date thereof until the same is paid. The convertible note has prepayment and conversion features. The conversion price shall equal the lower of: (i) the lowest closing price during the preceding 20 trading day period ending on the latest complete trading day prior to the Issue Date of this Note (the “Closing Price”) or (ii) 55.0% of the lowest traded price for the common stock on the principal market during the 20 consecutive trading Days on which at least 100 shares of common stock were traded including and immediately preceding the Conversion Date.

In connection with the issuance of the Note, the Company granted EMA Financial a five-year cashless warrant (the “Warrant”) to purchase 30,000 shares of common stock at an exercise price of $12.5 per share.

On December 13, 2019, the Company entered into a Securities Purchase Agreement with Peak One Opportunity Fund, L.P., a Delaware limited partnership (“Peak One”), pursuant to which we issued and sold to the Peak One a convertible promissory note. The Note has an original principal amount of $235,000, and upon issuance, the Company is expected to receive net proceeds of $211,500 after subtracting an original issue discount of $23,500 per the Note agreement. This Note carries a prorated original issue discount of up to $23,500 (the “OID”), to cover the Holder’s monitoring costs associated with the purchase and sale of the Note, which is included in the principal balance of this Note.

As part of initial closing the outstanding principal amount shall be $85,000 and the Holder shall pay $76,500 of the consideration (the “First Tranche”). Out of $76,500 consideration, the Company has received $65,312 cash from Peak One with the remaining $11,188 spent as legal expense for note issuance and due diligence fees.

The term of the convertible note is 1 year with the maturity date on December 09, 2020. The interest rate of 10.0% per annum. The convertible note has prepayment and conversion features. The conversion price shall equal to the lesser of (a) $10.00 or (b) Sixty percent (60%) of the lowest closing bid price (as reported by Bloomberg LP) of the Common Stock for the twenty (20) Trading Days immediately preceding the date of the date of conversion of the Debentures (provided, further, that if either the Company is not DWAC Operational at the time of conversion or the Conversion Price is less than $0.01 per share, then Sixty percent (60%) shall automatically adjust to Fifty percent (50%) of the lowest closing bid price (as reported by Bloomberg LP) of the Common Stock for the twenty (20) Trading Days immediately preceding the date of conversion of the Debenture), subject in each case to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events.

In connection with the issuance of the Note, the Company granted Peak One a five-year cashless warrant (the “Warrant”) to purchase 10,000 shares of common stock at an exercise price of $10 per share.

On January 8, 2020, the Company entered into a Securities Purchase Agreement with Crown Bridge Partners, LLC., a New York limited company (“Crown Bridge”), pursuant to which the Company issued and sold to Crown a convertible promissory note, dated January 8, 2020, in the principal amount of $121,500. Upon issuance, the Company is expected to receive net proceeds of $109,500 after subtracting an original issue discount of $12,000 per the Note agreement. This Note carries a prorated original issue discount of up to $12,000 (the “OID”), to cover the Holder’s monitoring costs associated with the purchase and sale of the Note, which is included in the principal balance of this Note.

As part of initial closing the outstanding principal amount shall be $40,500 and the Holder shall pay $36,500 of the consideration (the “First Tranche”). Out of $68,500 consideration, the Company has received $34,992 cash from Crown Bridge with the remaining $1,508 spent as legal expense for note issuance and due diligence fees.

The term of the convertible note is 1 year with the maturity date on January 8, 2021. The interest rate of 10.0% per annum. Upon an event of default, the interest rate will be equal lesser (i) fifteen percent (15%) per annum or (ii) the maximum amount permitted by law from the due date thereof until the same is paid. The convertible note has prepayment and conversion features. The Conversion Price shall be the lesser of (i) the lowest closing price of the Common Stock during the previous

F-32

twenty (20) Trading Day period ending on the latest complete Trading Day prior to the date of this Note or (ii) the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events) (also subject to adjustment as further described herein). The "Variable Conversion Price" shall mean 60% multiplied by the Market Price (as defined herein) (representing a discount rate of 40%). “Market Price” means the lowest one (1) Trading Price (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the lesser of the (i) lowest traded price and (ii) lowest closing bid price on the Over-the-Counter Pink Marketplace, OTCQB, or applicable trading market (the “Principal Market”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the Principal Market is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets.

In connection with the issuance of the Note, the Company granted Crown Bridge a five-year cashless warrant (the “Warrant”) to purchase 4,680 shares of common stock at an exercise price of $12.5 per share.

On December 31, 2019, the Company closed a private financing with Auctus Fund, LLC, (“Auctus” or the “Holder”) by issuing a convertible note (the “Note”). The Note has an original principal amount of $75,000, and upon issuance, the Company is expected to receive net proceeds of $75,000.

As part of initial closing the outstanding principal amount shall be $75,000 and the Holder shall pay $75,000 of the consideration (the “First Tranche”). Out of $75,000 consideration, the Company has received $59,342 cash from Auctus with the remaining $15,658 spent as legal expense for note issuance and due diligence fees.

The term of the convertible note is 9 months with the maturity date on September 30, 2020. The interest rate of 10.0% per annum. Upon an event of default, the interest rate will be equal the lesser of (i) twenty-four percent (24%) per annum and (ii) the maximum amount permitted under law from the due date thereof until the same is paid. The convertible note has prepayment and conversion features. The conversion price is the lesser of: (i) the lowest closing price of the Common Stock during the previous twenty (20) Trading Day period ending on the latest complete Trading Day prior to the date of this Note, and (ii) the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 60% multiplied by the Market Price (as defined herein) (representing a discount rate of 40%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the twenty (20) Trading Days on which at least 100 shares of Common Stock were traded including and immediately preceding the Conversion Date. “Trading Price” means, for any security as of any date, the lowest trade price on the OTC Pink, OTCQB or applicable trading market as reported by a reliable reporting service (“Reporting Service”) designated by the Holder or, if the OTC Pink is not the principal trading market for such security, the trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no trading price of such security is available in any of the foregoing manners, the average of the trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc.

On February 13, 2020, the Company closed a private financing with East Capital Investment Corporation (“East Capital” or the “Holder”) by issuing a convertible note (the “Note”). The Note has an original principal amount of $50,000, and upon issuance, the Company is expected to receive net proceeds of $50,000.

As part of initial closing the outstanding principal amount shall be $50,000 and the Holder shall pay $50,000 of the consideration (the “First Tranche”). Out of $50,000 consideration, the Company has received $43,492 cash from EMA Financial with the remaining $6,508 spent as legal expense for note issuance and due diligence fees.

The term of the convertible note is 1 year with the maturity date on February 13,2021. The interest rate of 10.0% per annum. The convertible note has prepayment and conversion features. The conversion price shall equal to a price which is a 40% discount to the lowest trading price in the ten (10) days prior to the day that the Holder requests conversion, unless otherwise modified by mutual agreement between the Parties.

F-33

On February 19, 2020, the Company closed a private financing with Fidelis Capital, LLC, (“Fidelis” or the “Holder”) by issuing a convertible note (the “Note”). The Note has an original principal amount of $50,000, and upon issuance, the Company is expected to receive net proceeds of $50,000.

As part of initial closing the outstanding principal amount shall be $50,000 and the Holder shall pay $50,000 of the consideration (the “First Tranche”). Out of $50,000 consideration, the Company has received $43,487 cash from Fidelis with the remaining $6,513 spent as legal expense for note issuance and due diligence fees.

The term of the convertible note is 1 year with the maturity date on February 19, 2021. The interest rate of 10.0% per annum. The convertible note has prepayment and conversion features. The conversion price shall equal to a price which is a 40% discount to the lowest trading price in the ten (10) days prior to the day that the Holder requests conversion, unless otherwise modified by mutual agreement between the Parties.

On March 12, 2020, the Company closed a private financing with Armada Capital Partners, LLC, (“Armada” or the “Holder”) by issuing a convertible note (the “Note”). The Note has an original principal amount of $38,500, and upon issuance, the Company is expected to receive net proceeds of $35,000 after subtracting an original issue discount of $3,500 per the Note agreement.

As part of initial closing the outstanding principal amount shall be $38,500 and the Holder shall pay $35,000 of the consideration (the “First Tranche”). Out of $35,000 consideration, the Company has received $32,992 cash from Fidelis with the remaining $2,008 spent as legal expense for note issuance and due diligence fees.

The term of the convertible note is 1 year with the maturity date on March 12, 2021. The interest rate of 10.0% per annum. The convertible note has prepayment and conversion features. The conversion price shall equal to a price which is a 40% discount to the lowest trading price in the ten (10) days prior to the day that the Holder requests conversion, unless otherwise modified by mutual agreement between the Parties. In connection with the issuance of the Armada Note, the Company granted Armada a five-year cashless warrant (the “Warrant”) to purchase 4,200 shares of the Company’s common stock at an exercise price of $12.50 per share.

The following table summarizes the convertible note and derivative liability in the balance sheet at May 31, 2020:

Balance, August 31, 2019	$—
Principal	$414,000
Discount on Note issuance	$(49,472)
Accrued interest expense	$16,429
Derivative liability	$54,316
Balance, May 31, 2020	$435,273

The Company valued its derivatives liability using Monte Carlo simulation. Assumptions used as of May 31, 2020 include (1) risk-free interest rates of 0.14% - 0.18%, (2) expected equity volatility of 58.3% - 91.1%, (3) zero dividends, (4) discount for lack of marketability of 35% (5) remaining terms and conversion prices as set forth in the convertible note agreement, and (6) the common stock price of the underlying share on the valuation dates.

The Company recognizes day one loss due to convertible feature of $54,316 in the income statement for the nine months ended May 31, 2020.

NOTE 9 - WARRANTS

On December 9, 2019, January 8, 2020, January 17, 2020, and March 12, 2020, the Company issued warrants to EMA Financial, Peak One Opportunity, Crown Bridge, and Armada in conjunction with their convertible notes (see Note 8). Classified as equity, these detachable warrants issued in a bundled transaction with convertible notes are accounted for separately as additional paid-in capital for the portion of the proceeds allocated to them. The allocation of the sales proceeds between the base instrument of convertible notes and the warrants are allocated based on the relative fair values of the base instrument of convertible notes and the warrants following the guidance in ASC 470-20-25-2.

F-34

The fair value of the stock warrants granted to EMA Financial was estimated at $85,156 on May 31, 2020 using the Black-Scholes pricing model, with the following assumption used for the valuation: exercise price of $12 per share, average risk-free interest rate of 0.28%, expected dividend yield of zero, remaining contractual life of 4.64 years, and an average expected volatility of 61%.

The fair value of the stock warrants granted to Peak One was estimated at $31,793 on May 31,2020 using the Black-Scholes pricing model, with the following assumption used for the valuation: exercise price of $10 per share, average risk-free interest rate of 0.27%, expected dividend yield of zero, remaining contractual life of 4.53 years, and an average expected volatility of 60.60%.

The fair value of the stock warrants granted to Crown Bridge was estimated at $13,834 on May 31,2020 using the Black-Scholes pricing model, with the following assumption used for the valuation: exercise price of $12.5 per share, average risk-free interest rate of 0.28%, expected dividend yield of zero, remaining contractual life of 4.61, and an average expected volatility of 60.90%.

The fair value of the stock warrants granted to Armada was estimated at $12,341 on the date granted using the Black-Scholes pricing model, with the following assumption used for the valuation: exercise price of $12.5 per share, average risk-free interest rate of 0.29%, expected dividend yield of zero, remaining contractual life of 4.78, and an average expected volatility of 61.54%.

A summary of the status of the Company’s warrants as of May 31, 2020 is presented below:

Number of warrants
Warrants as at August 31,2019	—
Warrants granted	49,060
Exercised, forfeited or expired	—
Outstanding at May 31,2020	49,060
Exercisable at May 31, 2020	10,000

The following table summarizes information about the Company’s warrants as of May 31,2020:

Warrants outstanding					Warrants exercisable

	Exercise price	Number outstanding	Weighted average remaining contractual life (in years)	Weighted average exercise price	Number exercisable	Weighted average exercise price

EMA Financial	$12.50	30,000	2.83	$8.39	—	$—
Peak One	$10.00	10,000	0.92	$2.24	10,000	$10.00
Crown Bridge	$12.50	4,680	0.46	$1.31	—	$—
Armada Partners	$12.50	4,200	0.41	1.07
Total		49,060	4.62	$11.99	10,000	$10.00

F-35

NOTE 10 - FAIR VALUE MEASUREMENTS

The Company applies ASC 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided on fair value measurement.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.
Level 3 — Unobservable inputs which are supported by little or no market activity.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Derivative liabilities of conversion features in convertible notes are classified within Level 3. We estimate the fair values of these liabilities at May 31, 2020 by using Monte Carlo simulation based on the remaining contractual terms, risk-free interest rates, and expected volatility of the stock prices, etc. The assumptions used, including the market value of stock prices in the future and the expected volatilities, were subjective unobservable inputs.

Liabilities measured at fair value on a recurring basis as of May 31, 2020 are summarized below:

	Fair value measurement using:
	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs ( Level 2)	Unobservable inputs ( Level 3)	Fair value at May 31, 2020
Derivative liabilities	$—	$—	$54,316	$54,316

Derivative liabilities embedded in convertible notes

Fair value at September 1, 2019	$—
Increase in liability	18,084
Fair value at November 30, 2019	18,084
Increase in liability	34,683
Changes in the fair value	(2,441)
Fair value at February 29, 2020	$50,326
Increase in liability	4,650
Changes in the fair value	(660)
Fair value at May 31, 2020	$54,316

F-36

NOTE 11– RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note. During the nine months ended May 31, 2020 and 2019, there are no such related party transactions.

The Company has entered into a patent license agreement with a related party Guangzhou Shengshituhua Film and Television Company Limited (“Licensor”). The agreement is for a term of 5 years commencing on the effective date on June 1, 2017. The Company has already paid the licensor a non-refundable, up-from payment of $500,000 and shall pay a royalty of 20% of the gross revenue realized from the sale of licensed products and sub-licensing of this patent every year. The royalty expenses during the nine months ended May 31, 2020 and 2019 are $46,080 and $45,568, respectively.

Youall Perform Services Ltd, owned by the Company’s Board of Director Jianli Deng, has been collecting revenue on behalf of the Company from the performance matching platform “Ai Bian Quan Qiu”. As of May 31, 2020, the Company has $87,581 related party receivable from Youall Perform Services Ltd for the revenue collected from “Ai Bian Quan Qiu” on behalf of the Company.

In September 2019, the company entered into an agreement with Youall Perform Services Ltd for two transactions. 1) Youall Perform Services Ltd. will provide IT consulting service for “Ai Bian Quan Qiu” platform upgrade and maintenance at a total cost of $128,000, out of which $108,800 has been paid. Since there was no revenue from “Ai Bian Quan Qiu” due to COVID-19 in Q2 and Q3 of FY2020, $108,800 long-term prepayment is expensed as research and development expense in Q3, FY2020. 2) The Company pays Youall Perform Services Ltd. 10% of the revenue generated from the “Ai Bian Quan Qiu” platform every month to reimburse the valued-added tax, tax surcharges, and foreign transaction fee Youall Perform Services Ltd. has been paying on behalf of the Company.

The Company rented an office from Zestv Studios Ltd., owned by the Chief Executive Officer Chiyuan Deng, and incurred a total related party payable of $5,504 as there is a one-month lag in payment of the office rent.

During the nine months ended May 31, 2020, $127,435 was paid to five executives in the form of stock-based compensation and $11,250 cash salary was paid to the Chief Financial Officer.

NOTE 12– EQUITY

Effective as of June 6, 2018, AB International Group Corporation amended its Articles of Incorporation to increase its authorized common stock to One Billion (1,000,000,000) shares, par value $0.001 per share.

During the year ended August 31, 2019, the following 40,600,000 common shares were returned to the Company due to the termination of the Investor Agreement to acquire 51% ownership of iCrowdU Inc:

●	2,000,000 shares for acquisition of shares of iCrowdU as collateral and 8,000,000 shares as consideration.

●	20,200,000 issued to Alexander Holtermann for employment as Chief Executive Officer, 10,200,000 to Ian Wright for employment as Chief Operational Officer, and 200,000 to Eichbaum Financial Reporting Services Inc. for consulting fees.

In June, 2019, the Company incurred a 50:1 common reverse stock split. Prior to approval of the reverse split the Company had a total of 177,100,000 issued and outstanding shares of common stock, par value $0.001. On the effective date of the reverse split, the Company has a total of 3,602,016 issued and outstanding shares of common stock, par value $0.001.

F-37

Upon the Reverse Split becoming effective, the par value per share of common stock will remain unchanged at $0.001 per share. As a result, on the effective date of the Reverse Split, the stated capital on the Company’s balance sheet attributable to our common stock will be reduced proportionally, based on the exchange ratio of the Reverse Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The net income or loss and net book value per share of common stock will be increased, because there will be fewer shares of common stock outstanding.

The Company issued the following common shares during year ended August 31, 2019:

●	1,975,000 shares issued for consulting services of $59,250 to two third-party consultants during Q1, FY2019 and 3,300,000 common shares for consulting services of $99,000 to nine third-party consultants during Q3, FY2019

●	20,100,000 shares for services of the Chief Operational Officer, the Chief Marketing Officer, and the Chief Financial Officer.

●	18,000,000 common shares issued at $0.02 per share to five unrelated parties for proceeds of $360,000 during Q2, FY2019. The five unrelated parties include Anyone Pictures Limited, Kangdi Liu, Lijun Yu, Zestv Features Limited, and All In One Media Limited.

●	13,000,000 common shares issued at $0.02 per share to three unrelated parties, including 3,000,000 to Kangdi Liu and 10,000,000 Bonus Media Investment Limited during Q3, 2019 for total proceeds of $260,000 during Q3, FY2019.

●	3,000,000 common shares issued at $0.02 per share to an unrelated third party Zestv Features Limited in Q4, FY2019 before the 50:1 reverse stock split for a total proceed of $60,000.

●	20,000,000 common shares to the Chief Executive Officer Chiyuan Deng with 14,000,000 issued at $0.02 per share in Q3, FY2019 and 600,000 shares issued at $2 per share in Q4, FY2019 after the 50:1 reverse stock split for total cash proceeds of $1,480,000.

●	620,000 common shares issued at $2 per share after the reverse stock split to five unrelated party, including 100,000 to All In One Media Limited, 60,000 to KangDi Liu, 130,000 to Anyone Pictures Limited, 165,000 to StarEastNet, and 165,000 to Baoyu Chen, for total proceeds of $1,240,000

There are no common shares issued during the nine months ended May 31, 2020. The Company has 4,822,016 issued and outstanding shares of common stock as of May 31, 2020 and August 31, 2019. These common shares were held by approximately 513 shareholders of record at May 31, 2020 and August 31, 2019.

During Q2 and Q3, FY2020 the Company issued four five-year warrants to purchase 49,060 shares of common stock at an exercise price of either $10.00 per share or $12.50 per share.

NOTE 13– INCOME TAXES

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the “Act”) resulting in significant modifications to existing law. The Company has completed the accounting for the effects of the Act. The Company’s financial statements for the year ended August 31, 2019 reflect certain effects of the Act which includes a reduction in the corporate tax rate from 35% to 21% as well as other changes.

F-38

Components of net deferred tax assets, including a valuation allowance, are as follows as of May 31, 2020 and August 31, 2019:

	May 31,	August 31,
	2020	2019
Deferred tax asset attributable to:
Net operating loss carry over	$288,740	$201,056
Less: valuation allowance	(288,740)	(201,056)
Net deferred tax asset	$—	$—

The valuation allowance for deferred tax assets was $288,740 as of May 31, 2020 and $201,056 as of August 31, 2019. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of May 31, 2020 and August 31, 2019.

Reconciliation between the statutory rate and the effective tax rate is as follows for the nine months ended May 31, 2020 and May 31, 2019:

	Nine months ended
	May 31,
	2020	2019
Federal statutory tax rate	21%	21%
Change in valuation allowance	(21%)	(21%)
Effective tax rate	0%	0%

The Company’s fully owned subsidiary App Board Limited registered and located in Hong Kong. It is governed by the income tax law of the Hong Kong and is subject to a tax rate of 16.5%.

During the nine months ended May 31, 2020 and May 31, 2019, the Company and its subsidiary have incurred a loss of (731,205) and ($599,444), respectively. As a result, the Company and its subsidiary did not incur any income tax during the nine months ended May 31, 2020 and May 31, 2019.

NOTE 14 – CONCENTRATION RISK

62% and 84% of revenue was generated from one customer during the nine months ended May 31, 2020 and May 31, 2019, respectively.

100% of account receivables was due from one customer as of May 31, 2020 and May 31, 2019.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Operating lease

The Company leases office premises and a display store under non-cancelable operating lease agreements with an option to renew the lease. On February 21, 2020, the display store lease for a monthly rent of $1,766 was updated with a lower monthly rent of $768 per month from 02/23/2020 to 02/22/2021and $968 from 02/23/2021 to 02/22/2022. The rent expense for the nine months ended May 31, 2020 and 2019 was $61,440 and $12,570, respectively. All leases are on a fixed payment basis. None of the leases include contingent rentals. The Company had lease commitment of $168,205 as of May 31, 2020, of which $45,069 was within one year.

F-39

Future lease commitments

FY 2020	$45,069
FY 2021	$77,184
FY 2022	$45,952
Total	$168,205

NOTE 16 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to May 31, 2020 to the date these financial statements were issued.

In December 2019, a novel strain of coronavirus (COVID-19) surfaced. The spread of COVID-19 around the world in the first quarter of 2020 has caused significant volatility in the U.S. and international markets. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. It is too early to quantify the impact this situation will have on company revenue and profits at this time. Possible areas that may be affected include, but are not limited to, disruption to the Company’s customers and revenue, labor workforce, unavailability of supplies used in operations, etc. Accordingly, Management is evaluating the Company’s liquidity position, reduction in revenues, and reviewing the analysis of the Company’s financial performance as the Company seeks to withstand the uncertainty related to the coronavirus. As no large-crowd gathering has been allowed since the outbreak of COVID-19, the Company has not generated any revenue from the Ai Bian Quan Qiu performance matching platform. Consequently, the Company has decided to impair 80% of the intangible asset carrying value related to the Ai Bian Quan Qiu performance matching platform and its Wechat official account, given that it is uncertain whether this platform will continue generating any revenue. Due to the quarantine and continuous control imposed by the state and local governments in areas affected by COVID-19, merchant advertising events have been suspended for 7 months. The Company decided to shut down the Ai Bian Quan Qiu platform, which has created an adverse impact on the business and financial condition and hampered its ability to generate revenue and access sources of liquidity on reasonable terms.

On July 1, 2020, the Company’s CEO Chiyuan Deng acquired 9,000 shares of common stock at a price of $0.9389 per share.

Until July 7, 2020, $29,908 of the EMA Financial convertible note was converted to 231,500 shares of common stock at 55% of the lowest trading price in the 20 days prior to the conversion dates. As the conversion fee of $5,000 has deducted the converted note value and the additional MFN principal of $15,000 has been triggered when the conversion price is lower than $0.1, the remaining EMA Financial convertible note principal balance was $65,092.5.

Until July 7, 2020, $50,000 of the Peak One Investments, LLC convertible note was converted to 224,752 shares of common stock at 60% of the lowest trading price in the 20 days prior to the conversion dates. The remaining Peak One convertible note principal balance was $35,000.

F-40

21,444,162 Shares of Common Stock

The date of this prospectus is _______, 2020

31

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the Common Stock being registered.

Amount to be Paid
SEC Registration Fees	$47.81
Total	$47.81

Item 14. Indemnification of Officers And Directors

Nevada Law

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revise Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 15. Recent Sales of Unregistered Securities

The sales and issuances of the securities described below were made pursuant to the exemptions from registration contained in to Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act. Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser and the transfer agent affixed the appropriate legends. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. Except as described in this prospectus, none of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

On February 8, 2019, we entered into a six year Employment Agreement with LijunYu to serve as Chief Marketing Officer. We agreed to issue to Miss Yu 200,000 shares of common stock upon execution.

On February 8, 2019, we entered into a six year Employment Agreement with Linqing Ye to serve as Chief Operating Officer. We agreed to issue to Mr. Ye 200,000 shares of common stock upon execution.

On March 1, 2019, we issued 2,000 shares to a company controlled by Dennis Chung as compensation for his service as Chief Technology Officer.

On March 25, 2019, we issued 2,000 shares to Brandy Gao pursuant to her retention as Chief Financial Officer.

We issued 680,000 shares for proceeds of $680,000 to nine unrelated investors.

We issued 39,500 shares issued for consulting services of $59,250 to two third-party consultants during Q1, 2019 and 66,000 common shares for consulting services of $99,000 to nine third-party consultants during Q3, 2019.

We issued 1,220,000 common shares issued at $2 per share to five unrelated parties, including 100,000 to All In One Media Limited, 60,000 to KangDi Liu, 130,000 to Anyone Pictures Limited, 165,000 to StarEastNet, and 165,000 to Baoyu Chen, for total proceeds of $2,440,000.

We issued 280,000 common shares to the Chief Executive Officer Chiyuan Deng with 280,000 issued in Q3, 2019 and 600,000 shares issued in Q4, 2019 after the 50:1 reverse stock split for total cash proceeds of $1,200,000.

Until July 7, 2020, $29,908 of the EMA Financial convertible note was converted to 231,500 shares of common stock at 55% of the lowest trading price in the 20 days prior to the conversion dates. As the conversion fee of $5,000 has deducted the converted note value and the additional MFN principal of $15,000 has been triggered when the conversion price is lower than $0.1, the remaining EMA Financial convertible note principal balance was $65,092.5.

Until July 7, 2020, $50,000 of the Peak One Investments, LLC convertible note was converted to 224,752 shares of common stock at 60% of the lowest trading price in the 20 days prior to the conversion dates. The remaining Peak One convertible note principal balance was $35,000.

On September 11, 2020, we issued a total of 100,000 shares of our newly designated Series A Preferred Stock to Chiyuan Deng in connection with Mr. Deng’s amended employment agreement.

We believe that the current cash balances together with revenue anticipated to be generated from operations will not be sufficient to meet our current working capital needs. We will seek further funding from either share issuances or debt financing. Should we not be successful, we may have to curtail our operations significantly. Due to the COVID-19 pandemic, our ability to generate revenue has been significantly impacted. We anticipate that we will restart generating revenue once we launch the video streaming service. However, it is difficult to determine when we may start to generate revenue from operation.

32

Item 16. Exhibits

		Incorporated by Reference		Filed or Furnished
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith

3.1	Articles of Incorporation	S-1	3.1	10/10/14

3.2	Bylaws	S-1	3.2	10/10/14

3.3	Certificate of Amendment	8-K	3.1	6/7/18

3.4	Certificate of Change	8-K	3.1	6/18/19

4.1	Convertible Promissory Note	8-K	4.1	11/21/19

4.2	Convertible Debenture	8-K	4.1	12/18/19
					.
4.3	Common Stock Purchase Warrant	8-K	4.2	12/18/19

4.4	Convertible Promissory Note	8-K	4.1	1/10/20

4.5	Convertible Promissory Note	8-K	4.2	1/10/20

4.6	10% Convertible Note	8-K	4.1	2/21/20

4.7	10% Convertible Note	8-K	4.2	2/21/20

4.8	Convertible Promissory Note	8-K	4.1	3/18/20

4.9	Common Stock Purchase Warrant	8-K	10.1	3/18/20

4.10	10% Convertible Note	8-K	4.1	7/23/20

4.11	Convertible Promissory Note	8-K	4.1	7/28/20

4.12	Common Stock Purchase Warrant	8-K	4.1	8.3.20

4.13	Convertible Promissory Note	8-K	4.1	8/24/2020

4.14	Convertible Promissory Note	8-K	4.1	9/4/20

4.15	Convertible Promissory Note	8-K	4.2	9/4/20

4.16	Convertible Promissory Note	8-K	4.1	10/15/20

5.1	The Doney Law Firm Legal Opinion				X

10.1	Patent License Agreement	8-K	10.1	6/6/17

10.2	Agreement for Termination and Release	8-K	10.1	11/1/18

10.3	Chief Marketing Officer Employment Agreement	8-K	10.1	2/11/19

10.4	Chief Operating Officer Employment Agreement	8-K	10.1	2/11/19

10.5	Securities Purchase Agreement	8-K	10.1	11/21/19

10.6	Securities Purchase Agreement	8-K	10.1	12/18/19

10.7	Securities Purchase Agreement	8-K	10.1	1/10/20

10.8	Securities Purchase Agreement	8-K	10.2	1/10/20

10.9	Securities Purchase Agreement	8-K	10.1	2/21/20

10.10	Securities Purchase Agreement	8-K	10.2	2/21/20

10.11	Securities Purchase Agreement	8-K	4.2	3/18/20

10.12	Securities Purchase Agreement	8-K	10.1	7/23/20

10.13	Securities Purchase Agreement	8-K	10.1	7/28/20

10.14	Equity Purchase Agreement	8-K	10.1	8/3/20

10.15	Registration Rights Agreement	8-K	10.2	8/3/20

10.16	Securities Purchase Agreement	8-K	10.1	8/24/20

10.17	Separation Agreement and Release with Jianli Deng, dated August 29, 2020	8-K	10.1	9/1/20

10.18	Separation Agreement and Release with Lijun Yu, dated August 29, 2020	8-K	10.2	9/1/20

10.19	Separation Agreement and Release with Linqing Ye, dated August 29, 2020	8-K	10.3	9/1/20

10.20	Securities Purchase Agreement	8-K	10.1	9/4/20

10.21	Securities Purchase Agreement	8-K	10.2	9/4/20

10.22	Securities Purchase Agreement	8-K	10.1	10/15/20

23.1	Consent of Auditor				X

33

ITEM 17. Undertakings

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

34

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 16, 2020.

DATE	SIGNATURE	TITLE

October 16, 2020	/s/ Chiyuan Deng	Chief Executive Officer and Director
	Chiyuan Deng	(Principal Executive Officer)

DATE	SIGNATURE	TITLE

October 16, 2020	/s/ Brandy Gao	Chief Financial Officer
	Brandy Gao	(Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

DATE	SIGNATURE	TITLE

October 16, 2020	/s/ Chiyuan Deng	Chief Executive Officer and Director
	Chiyuan Deng	(Principal Executive Officer)

DATE	SIGNATURE	TITLE

October 16, 2020	/s/ Brandy Gao	Chief Financial Officer
	Brandy Gao	(Principal Financial Officer and Principal Accounting Officer)

DATE	SIGNATURE	TITLE

October 16, 2020	/s/ Jianli Deng	Director
Jianli Deng

DATE	SIGNATURE	TITLE

October 16, 2020	/s/ Ho Fai Lam	Director
Ho Fai Lam

DATE	SIGNATURE	TITLE

October 16, 2020	/s/ Ruiyu Guan	Director
Ruiyu Guan

35